                                                                     EXHIBIT 2.1






                           PURCHASE AND SALE AGREEMENT


                                  BY AND AMONG

                         INSIGNIA FINANCIAL GROUP, INC.,

                               INSIGNIA/ESG, INC.,

                        INSIGNIA RESIDENTIAL GROUP, LLC,

                                INSIGNIA IP INC.

                                       AND

                           MONTAUK BATTERY REALTY, LLC











                           DATED AS OF MARCH 14, 2003



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                                TABLE OF CONTENTS
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
1.       DEFINITIONS.............................................................................................2


2.       PURCHASE AND SALE OF MEMBERSHIP INTERESTS AND DE MARKS; CLOSING; AGREEMENTS............................13

         2.1      Purchase and Sale.............................................................................13
         2.2      Purchase Price; Allocation of Purchase Price..................................................13
         2.3      Closing.......................................................................................14
         2.4      Closing Obligations...........................................................................14
         2.5      Adjustment to the Purchase Price; Closing Date Statement; Closing
                  Payables/Liabilities; Closing Receivables/Current Assets......................................15
         2.6      Disputed Matters; Dispute Resolution..........................................................17
         2.7      Intentionally Omitted.........................................................................18
         2.8      Non-Solicitation; Non-Hire; Non-Compete.......................................................18
         2.9      Tax Matters...................................................................................21
         2.10     DE Marks; Trade Names.........................................................................23
         2.11     Continuing Liabilities........................................................................25
         2.12     Certain Employment Matters....................................................................27
         2.13     AOL Time Warner Commissions...................................................................32
         2.14     Holdback of Purchase Price....................................................................33
         2.14     Transition of Brokerage Operations............................................................34
         2.15     Sublease; Collateral Assignment...............................................................34
         2.16     Retention of Commercial Broker................................................................34
         2.17     Letter of Credit..............................................................................34
         2.18     Insurance.....................................................................................35
         2.19     Amendment of Employee Agreements..............................................................35
         2.20     Milstein Contingent Payment...................................................................35
         2.21     Certain Resignations..........................................................................35

3.       REPRESENTATIONS AND WARRANTIES OF INSIGNIA AND IESG....................................................35

         3.1      Organization and Good Standing................................................................35
         3.2      Authority; No Conflict........................................................................36
         3.3      Capitalization................................................................................37
         3.4      Financial Statements..........................................................................37
         3.5      Books and Records.............................................................................38
         3.6      Title to Properties; Encumbrances.............................................................38
         3.7      Ownership of Assets; Condition and Sufficiency of Assets......................................38
         3.8      Accounts Receivable...........................................................................39
         3.9      Accounts Payable..............................................................................39
         3.10     No Undisclosed Liabilities....................................................................39
         3.11     Taxes.........................................................................................40
         3.12     No Material Adverse Change....................................................................41
         3.13     Employees and Employee Benefit Plans..........................................................41
         3.14     Compliance With Legal Requirements; Governmental Authorizations...............................42
         3.15     Legal Proceedings; Orders.....................................................................43
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                                TABLE OF CONTENTS
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
         3.16     Absence of Certain Changes and Events.........................................................43
         3.17     Contracts; No Defaults........................................................................44
         3.18     Insurance.....................................................................................45
         3.19     Environmental Matters.........................................................................46
         3.20     Employees.....................................................................................46
         3.21     Labor Relations...............................................................................46
         3.22     Intellectual Property.........................................................................46
         3.23     Certain Payments..............................................................................48
         3.24     Disclosure....................................................................................48
         3.25     Relations with Related Persons................................................................48
         3.26     Brokers or Finders............................................................................49
         3.27     Representations Complete......................................................................49

4.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................49

         4.1      Organization..................................................................................49
         4.2      Authority; No Conflict........................................................................49
         4.3      Investment Intent.............................................................................50
         4.4      Brokers or Finders............................................................................51

5.       COVENANTS OF THE SELLER PARTIES PRIOR TO CLOSING DATE..................................................51

         5.1      Required Approvals............................................................................51
         5.2      Current Information...........................................................................51
         5.3      Operations Prior to Closing Date..............................................................52
         5.4      Miscellaneous Agreements and Consents.........................................................52
         5.5      Access and Investigation; Delivery............................................................52

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE...............................................................53

         6.1      Approvals of Governmental Bodies..............................................................53
         6.2      Miscellaneous Agreements and Consents.........................................................53

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................53

         7.1      Accuracy of Representations...................................................................53
         7.2      Performance...................................................................................54
         7.3      Additional Documents..........................................................................54
         7.4      No Proceedings................................................................................54
         7.5      No Claim Regarding Membership Interest........................................................54

8.       CONDITIONS PRECEDENT TO THE SELLER PARTIES' OBLIGATION TO CLOSE........................................54

         8.1      Accuracy of Representations...................................................................55
         8.2      Buyer' s Performance..........................................................................55
         8.3      Additional Documents..........................................................................55
         8.4      No Proceedings................................................................................55

9.       Intentionally Omitted..................................................................................56
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10.      INDEMNIFICATION; REMEDIES..............................................................................56

         10.1     Survival......................................................................................56
         10.2     Indemnification by Insignia and IESG..........................................................56
         10.3     Indemnification by Buyer......................................................................58
         10.4     Procedure for Indemnification--Third Party Claims.............................................58
         10.5     Procedure for Indemnification--Other Claims...................................................60
         10.6     Indemnity Limitations--Insignia and IESG......................................................60
         10.7     Indemnity Limitations--Buyer..................................................................61
         10.8     Effect of Insurance Proceeds Received; Subrogation............................................61
         10.9     Certain Continuing Litigation.................................................................61
         10.10    Time Limitation...............................................................................62

11.      GENERAL PROVISIONS.....................................................................................63

         11.1     Expenses......................................................................................63
         11.2     Mandatory Arbitration.........................................................................63
         11.3     Confidentiality; Public Announcement..........................................................63
         11.4     Notices.......................................................................................64
         11.5     Jurisdiction..................................................................................66
         11.6     Further Assurances............................................................................66
         11.7     Waiver........................................................................................66
         11.8     Entire Agreement; Modification................................................................67
         11.9     Assignments; Successors; No Third-Party Rights................................................67
         11.10    Severability..................................................................................68
         11.11    Section Headings; Schedules; Construction.....................................................68
         11.12    Governing Law.................................................................................68
         11.13    Counterparts..................................................................................69
         11.14    HSR Act.......................................................................................69


SIGNATURE PAGES.................................................................................................70

INDEX OF SCHEDULES AND EXHIBITS.................................................................................72
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                                       iv
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                           PURCHASE AND SALE AGREEMENT


         PURCHASE AND SALE AGREEMENT, made and entered into as of March 14, 2003, by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation ("Insignia"), INSIGNIA/ESG, INC., a Delaware corporation ("IESG"), INSIGNIA RESIDENTIAL GROUP, LLC, a Delaware limited liability company ("IRG"), INSIGNIA IP INC., a Delaware corporation ("Insignia IP" and, collectively with Insignia, IESG and IRG, the "Seller Parties") and MONTAUK BATTERY REALTY, LLC, a New York limited liability company ("Buyer").


                                    RECITALS:

         A.       Insignia is the sole stockholder of IESG.

         B. IESG is the sole member of IRG and owns all of the membership interests of IRG (the "IRG Membership Interests").

         C. IRG is the sole member of Insignia Douglas Elliman, LLC, a Delaware limited liability company ("IDE") and owns all of the membership interests of IDE (the "IDE Membership Interests" and, collectively with the IRG Membership Interests, the "Membership Interests").

         D. IRG is primarily engaged in the business of providing property management and ancillary services to owners of residential apartment buildings and related professional office and retail real estate and ancillary real estate services, primarily in the New York metropolitan area (the "IRG Business"). IDE is primarily engaged in the business of providing residential real estate brokerage services and ancillary services, including relocation and rental services, primarily in the New York metropolitan area (the "IDE Business" and, collectively with the IRG Business, the "Business"). Each of IRG and IDE are sometimes referred to herein individually as a "Company" and, collectively, as the "Companies".

         E. Insignia IP is the registered owner of the DE Marks, which are used in the conduct of the Business.

         F. Upon the terms and subject to the conditions of this Agreement, (i) IRG desires to sell, assign and transfer to Buyer, and Buyer desires to purchase, acquire and accept from IRG, the IDE Membership Interests,
(ii) IESG desires to sell, assign and transfer to Buyer, and Buyer desires to purchase, acquire and accept from IESG, the IRG Membership Interests and (iii) Insignia IP desires to sell, assign and transfer to Buyer, and Buyer desires to purchase, acquire and accept from Insignia IP, the DE Marks.

                                   AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.       DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "AAA"--as defined in Section 2.6.

         "Accounts Payable"--as defined in Section 3.9(a).

         "Accounts Receivable"--as defined in Section 3.8(a).

         "Accrued Vacation Adjustment"--as defined in Schedule 2.5(f).

         "Agreement"--this Purchase and Sale Agreement, as the same may be amended from time to time.

         "Allocated Assets" - means (i) all rights, title and interest in the assets and properties owned, held or used by IRG in the conduct of the IRG Business (other than the IDE Membership Interests), (ii) all rights, title and interest in the assets and properties owned, held or used by IDE in the conduct of the IDE Business and (iii) the DE Marks, but excluding, in each case, the Seller IT Assets.

         "AOL Time Warner Commissions" -commissions received or to be received by the Companies or any assignee thereof with respect to the AOL Time Warner Sales Contracts, net of any commissions paid or payable to any real estate broker(s), salesperson(s) and/or sales associate(s) with respect to such AOL Time Warner Sales Contracts, as identified on Schedule 2.13(a).

         "AOL Time Warner Sales Contracts"--those agreements executed on or before December 31, 2002 for the sale and purchase of residential real estate at the AOL Time Warner Building, located at Columbus Circle, New York, New York, each of which are identified on Schedule 2.13(a).

         "Applicable Contract"--any Contract presently in effect, (i) under which the Companies have or may acquire any rights, or (ii) under which the Companies have or may become subject to any obligation or liability, or (iii) by which the Companies or any of the assets owned or used by them in the Ordinary Course of Business are or may become bound, or (iv) to which any of the Seller Parties or either of the Companies is a party that restricts the right or ability of either Company to engage in the Business or compete with any Person in the Business.

         "Apportioned Obligations"-- as defined in Section 2.9(b).

         "Arbitrator"--as defined in Section 2.6.

         "Best Efforts"--the efforts that a commercially prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as soon as reasonably and practicably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to incur any expense or liability or take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "Breach"--a "Breach" of a representation, warranty or covenant of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of such representation or warranty set forth in this Agreement or (ii) failure to perform or comply with any covenant or agreement set forth in this Agreement, subject to applicable grace or cure periods, and the term "Breach" means any such inaccuracy, breach or failure.

         "Business" - as defined in the recitals of this Agreement.

         "Buyer"--as defined in the preamble of this Agreement.

         "Buyer Indemnified Persons"--as defined in Section 10.2.

         "Buyer Loss"--as defined in Section 10.2.

         "Buyer Welfare Plan"--as defined in 2.12(b).

         "Buyer's Advisors"--as defined in Section 5.5(a).

         "Buyer's Closing Documents"--as defined in Section 2.4(b).

         "CBRE"--as defined in Section 2.8(f).

         "CBRE Party"--as defined in Section 2.8(f).

         "Claim"--as defined in Section 10.4(a).

         "Closing"--as defined in Section 2.3.

         "Closing Amount"--as defined in Section 2.2(a)(i).

         "Closing Date"-- as defined in Section 2.3 .

         "Closing Payables/Liabilities"--shall mean only the accounts payable, commissions payable, accrued and sundry liabilities, other liabilities and accrued incentives of the Companies as of the Closing Time (excluding any liabilities or obligations incurred on the Closing Date by, or at the direction of, Buyer, other than in the Ordinary Course of Business; and after giving effect to amounts discharged or paid at Closing), as determined in accordance with GAAP (as applied in a manner consistent with the preparation of the 2002 Balance Sheets, except as provided in Section 2.5(c)) and as adjusted for the resolution of Disputed Matters.

         "Closing Receivables/Current Assets"--shall mean only cash and cash equivalents, accounts receivable, commissions receivable, and other assets (which include prepaid expenses and deposits) of the Companies as of the Closing Time, as determined in accordance with GAAP (as applied in a manner consistent with the preparation of the 2002 Balance Sheets, except as provided in Section 2.5(c)) and as adjusted for the resolution of Disputed Matters.

         "Closing Time"-- subject to the occurrence of the Closing, the end of the day on the Closing Date.

         "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

                (a) the sale by IRG to Buyer, and the purchase by Buyer from IRG, of the IDE Membership Interests;

                (b) the sale by IESG to Buyer, and the purchase by Buyer from IESG, of the IRG Membership Interests;

                (c) the sale by Insignia IP to Buyer, and the purchase by Buyer from Insignia IP, of the DE Marks;

                (d) the delivery of the Closing Amount and the AOL Time Warner Commissions in accordance with the terms of this Agreement;

                (e) the performance by Buyer and the Seller Parties of their respective covenants and obligations under this Agreement;

                (f) the satisfaction and discharge of the Closing
         Payables/Liabilities by the Companies as they become due and payable;

                (g) the execution and delivery of the Lender Subordination Agreement; and

                (h) the performance (including performance by Persons who are not parties hereto) or occurrence of the actions, transactions, events, or obligations necessary to satisfy the conditions set forth in Sections 7 and 8 hereof.

         "Continuing Liabilities"--as defined in Section 2.11.

         "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding upon a Person.

         "Control" (including, with its correlative meanings, "Controlled by" and "under common

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Control with") -means, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise) of such Person; provided, however, that customary approval and veto rights granted to minority equityholders of a Person shall not be deemed to constitute "Control" of such Person.

         "Control Affiliate" means, with respect to any Person (other than an individual), any other Person which directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person.

         "Copyrights"--as defined in Section 3.22(a)(ii).

         "Credit Agreement"- that certain Credit Agreement, dated as of May 4, 2001, by and among Insignia, the Lenders and the Agents signatory thereto.

         "DE Marks"--the marks set forth on Schedule 2.10(a) hereto, together with all associated good will.

         "DE Domain Names"--the domain names registered by Insignia IP as set forth on Schedule 2.10(c) hereto.

         "Disputed Matters"--as defined in Section 2.6.

         "Draft Closing Date Statement"--as defined in Section 2.5(b).

         "Employee Benefit Plans"- as defined in Section 3.13(a).

         "Employee Agreements"-as defined in Section 3.13(a).

         "Employees"-- the officers and employees of the Companies as of the Closing.

         "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, easement, title defect, encroachment or legally binding restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                (a) the regulation of any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, Claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                (e) The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Legal Requirement that requires or relates to:

                (a) advising appropriate authorities, employees, and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

                (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                (e) protecting resources, species, or ecological amenities;

                (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                (g) cleaning up pollutants that have been Released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

                (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Final Closing Adjustment Amount"--as defined in Section 2.5(b).

         "Final Closing Date Statement"--as defined in Section 2.5(b).

         "Financial Records"-as defined in Section 2.5(b).

         "Financial Statements"-as defined in Section 3.4.

         "42nd Street Lease"-- those two (2) Agreements of Lease, each dated as of May 14, 1998 (as each may have been amended), each between Royal Realty Corp., as agent for landlord, and IRG, as tenant, with respect to certain premises consisting of, in general (a) the fifth floor and rooms 600-614 and 615-630 on the sixth floor of the building known and numbered as 205 East 42nd Street, New York, New York, and (b) the sixth floor of the building known and numbered as 675 Third Avenue (a/k/a 201 East 42nd Street), New York, New York.

         "GAAP"--generally accepted accounting principles in the United States.

         "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"--any:

                (a) nation, state, county, city, town, village, district, or other governmental jurisdiction of any nature;

                (b) federal, state, local, municipal, foreign, or other government;

                (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or Taxing authority or power of any nature.

         "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from a property owned, leased or operated by one or more of the Companies or any part thereof into the Environment, and any other act, business, operation, or thing that materially increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off a property owned by one or more of the Companies, or that may affect the value of a property of the Companies.

         "Hazardous Materials"--any waste or other substance that is listed, defined, designated, regulated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials, and lead paint and mold.

         "Holdback Amount"- as defined in Section 2.2(a)(iii).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IDE"- as defined in the recitals of this Agreement.

         "IDE License"- as defined in Section 2.10(g).

         "IDE Membership Interests"- as defined in the recitals of this Agreement.

         "IESG"- as defined in the preamble of this Agreement.

         "Insignia"- as defined in the preamble of this Agreement.

         "Insignia Domain Names" -- as defined in Section 2.10(d).

         "Intellectual Property Assets"- as defined in Section 3.22.

         "IRC"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986 or any successor law.

         "IRG"- as defined in the preamble of this Agreement.

         "IRG License" -- as defined in Section 2.10(g).

         "IRG Membership Interests"- as defined in the recitals of this Agreement.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "ISDE Mark"-- as defined in Section 2.10(g).

         "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or should reasonably know such fact or other matter after due inquiry or in the course of discharging his or her responsibility. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, managing member, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

         "Knowledge of Seller"--a Seller Party shall be deemed to have "Knowledge" of a particular fact or other matter in respect of a Company only if a Specified Individual has Knowledge of such fact or other matter.

         "Legal Requirement"--any order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body.

         "Lender Subordination Agreement"--means collectively, (i) the subordination agreement, in the form of Exhibit B-1 hereto, executed and delivered at the Closing by The Prudential Real Estate Financial Services of America, Inc. and (ii) the subordination agreement, in the form of Exhibit B-2 hereto, executed and delivered at the Closing by The Prudential Real Estate Financial Services of America, Inc. and New Valley Real Estate Corporation, in each case in favor of Insignia and IESG.

         "Lien Releases"-means the releases, termination statements or similar instruments as necessary to release, discharge and terminate any Encumbrances granted in connection with the Credit Agreement on or with respect to the shares of capital stock of IRG.

         "Material Adverse Effect"--a material adverse effect on the financial condition, business relationships or economic prospects of any of the Companies or of the Companies taken as a whole.

         "Membership Interests"--as defined in the recitals of this Agreement.

         "Merger Agreement" --that certain agreement and plan of merger, dated as of February 17, 2003, by and among Insignia, CBRE and Apple Acquisition Corp., pursuant to which Insignia will become a wholly-owned subsidiary of CB Richard Ellis Services, Inc.

         "Milstein Contingent Payment Obligations" - the contingent obligations to pay to Edward and Howard Milstein (or their assignee) amounts described in, and to pay in accordance with, Section 2.2 of the Milstein Purchase Agreement, which contingent payment obligations relate to the Post-Closing Annual Periods (as defined in the Milstein Purchase Agreement) commencing June 1, 2002 through May 31, 2003 and commencing June 1, 2003 through May 31, 2004, respectively.

         "Milstein Purchase Agreement" - that certain purchase agreement, dated as of May 27, 1999, by and among Douglas Elliman, Douglas Elliman Inc, Douglas Elliman Insurance Brokerage Corp, and IDE (f/k/a DE Acquisition LLC).

         "Objection Notice" -- as defined in Section 2.5(b).

         "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "Organizational Documents"--(i) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (ii) the articles or certificate of association or organization and the operating agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to any of the foregoing.

         "Permitted Encumbrances"--(a) Encumbrances for Taxes or other governmental obligations not yet due or being contested in good faith for which appropriate reserves have been made in accordance with GAAP, (b) the ownership or other interests of a lessor of leased property or a licensor of licensed property, or (c) Encumbrances to which either of the Companies is subject as a tenant under a real property lease or a licensee under a license to the extent such Encumbrances are not the current obligation of either of the Companies to discharge under such lease or license.

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Post-Closing Tax Period"--means (i) any Tax period commencing after the Closing Time and (ii) with respect to a Tax period that commences before but ends after the Closing Time, the portion of such period after the Closing Time.

         "Post-Closing Payroll Period"--as defined in Section 2.12(c).

         "Pre-Closing Tax Period" -means (i) any Tax period ending on or before the Closing Time and (ii) with respect to a Tax period that commences before but ends after the Closing Time, the portion of such period on or before the Closing Time.

         "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price"--as defined in Section 2.2(a).

         "Related Person"--with respect to a particular individual:

                (a) each other member of such individual's Family;

                (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, manager, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                (a) any Person that holds a Material Interest in such specified Person;

                (b) any successor by merger, consolidation, or other combination with such specified Person;

                (c) any assignee or transferee of all or substantially all of the assets of such specified Person;

                (d) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                (e) any Person in which such specified Person holds a Material Interest;

                (f) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity); and

                (g) any Related Person of any individual described in clause (a) or (b).

For purposes of this definition, (i) the "Family" of an individual includes the individual, the individual's spouse, the individual's parents, children, and step-children, and any other natural person who resides with such individual, and (ii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act and the regulations promulgated thereunder) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative"--with respect to a particular Person, any director, officer, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller Indemnified Persons"--as defined in Section 10.3.

         "Seller Loss"--as defined in Section 10.3.

         "Seller Parties"--as defined in the preamble to this Agreement.

         "Seller Plans"- each "employee benefit plan", as defined in Section 3(3) of ERISA, maintained or sponsored by Insignia or IESG which provides benefits to Employees immediately prior to the Closing.

          "Seller Parties' Closing Documents"--as defined in Section 2.4(a).

         "Seller Retained Liabilities"--as defined in Section 2.11.

         "SF Business"--as defined in Section 2.8(a)(iii).

         "Special Rules"--as defined in Section 11.2(b).

         "Specified Individuals"--the individuals listed on Schedule 1(a).

         "Specified Receivables"--as defined in Section 2.5(d).

         "Subsidiary"--with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of such Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

         "Tax" or "Taxes"--any or all U.S. federal, state, local or foreign taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, use, value added, capital, gross receipts, franchise, license, severance stamp, premium, windfall profits, environmental, capital stock, profits, withholding, disability, real property, personal property, registration, customs duties, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Governmental Body, including any related charges, fees, interest, penalties, additions to tax or other assessments.

         "Tax Proceeding"--any audit, other administrative Proceeding, or judicial Proceeding involving Taxes.

         "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened"--a Claim or other matter will be deemed to have been "Threatened" if any written demand, statement or notice (including electronic mail) has been given to IESG or to any Specified Individual.

         "Trade Secrets"--as defined in Section 3.22(a)(iii).

         "Transfer Taxes"--as defined in Section 2.9(c).

         "Transition Period"--as defined in Section 2.10(g).

         "2003 Budget" - means the respective budgets of the Companies for the fiscal year 2003, annexed hereto as Schedule 1(b).

2.       PURCHASE AND SALE OF MEMBERSHIP INTERESTS AND DE MARKS; CLOSING;
AGREEMENTS

         2.1    PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, at the Closing,
(i) IRG will sell, assign and transfer to Buyer, and Buyer will purchase, acquire and accept from IRG, the IDE Membership Interests, (ii) IESG will sell, assign and transfer to Buyer, and Buyer will purchase, acquire and accept from IESG, the IRG Membership Interests and (iii) Insignia IP will sell, assign and transfer to Buyer, and Buyer will purchase, acquire and accept from Insignia IP, the DE Marks. Buyer and the Seller Parties acknowledge and agree, and it is their intention that, although all of the Contemplated Transactions shall occur on the Closing Date, the sale and purchase of the IDE Membership Interests shall be deemed to occur prior to the sale and purchase of the IRG Membership Interests in order that, at the time of the sale by IRG of the IDE Membership Interests, IRG shall be owned by IESG (and not by Buyer).

         2.2    PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE

         (a) The aggregate purchase price for the Membership Interests and the DE Marks (the "Purchase Price") shall be the sum of the following, payable as follows and subject to adjustment as provided herein:

                (i) Sixty-Six Million Seven Hundred Fifty Thousand Dollars ($66,750,000), (the "Closing Amount"), which Buyer will pay to the Seller Parties at the Closing in cash, by wire transfer of immediately available funds, to an account specified in writing by IESG; plus

                (ii) the AOL Time Warner Commissions actually received from and after the Closing Date, not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate

         (except as otherwise provided in Section 2.13), which shall be paid to IESG in accordance with Section 2.13 hereof; plus

                  (iii) Five Hundred Thousand Dollars ($500,000) in cash (the "Holdback Amount"), which shall be retained by Buyer or paid to IESG in accordance with Section 2.14 hereof.

         (b) The Parties agree to allocate the Purchase Price among the Allocated Assets for all purposes (including financial accounting and Tax purposes) in accordance with the allocation schedule attached hereto as Schedule 2.2(b).

         2.3    CLOSING

         The closing of the Contemplated Transactions pursuant to this Agreement (the "Closing") will take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York, immediately upon the execution hereof, provided that all of the conditions set forth in Sections 7 and 8 have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

         2.4    CLOSING OBLIGATIONS

         (a)    At the Closing, the following deliveries will be made to Buyer:

                (i) an assignment of the IDE Membership Interests, duly executed by IRG, free and clear of all Encumbrances;

                (ii) an assignment of the IRG Membership Interests, duly executed by IESG, free and clear of all Encumbrances;

                (iii) an assignment of all right, title and interest of Insignia IP in the DE Marks, in the form of Exhibit C, duly executed by Insignia IP, free and clear of all Encumbrances, which assignment will be duly acknowledged by a notary public;

                (iv) an assignment of all right, title and interest of the Companies in the DE Domain Names, duly executed by Insignia IP, free and clear of all Encumbrances;

                (v) the Support Services Agreement in the form of Exhibit D hereto, duly executed by IESG;

                (vi) a termination of the existing license agreements with respect to the DE Marks between Insignia IP and each of IDE and IRG;

                (vii) the Lien Releases;

                (viii) an agreement, in the form of Exhibit K hereto, pursuant to which CBRE shall agree to be bound by the provisions of Section 2.8 hereof, duly executed by CBRE; and

                (ix) the additional documents referred to in Section 7.3.

The documents referenced in this Section 2.4(a) and Section 7.3 are collectively referred to as the "Seller Parties' Closing Documents."

         (b)    At the Closing, Buyer will deliver to the Seller Parties:

                (i) the Closing Amount;

                (ii) the Support Services Agreement, duly executed by Buyer and IRG;

                (iii) the Lender Subordination Agreement, duly executed by the parties thereto (other than the Seller Parties); and

                (iv) the additional documents referred to in Section 8.3.

The documents referenced in this Section 2.4(b) and Section 8.3 are collectively referred to as "Buyer's Closing Documents."

         2.5 ADJUSTMENT TO THE PURCHASE PRICE; CLOSING DATE STATEMENT; CLOSING PAYABLES/LIABILITIES; CLOSING RECEIVABLES/CURRENT ASSETS

         (a)    Intentionally Omitted.

         (b) Within one hundred twenty (120) days after the Closing Date, Buyer shall prepare a draft statement detailing, as of the Closing Time, the Closing Receivables/Current Assets and the Closing Payables/Liabilities (the "Draft Closing Date Statement") and deliver a copy thereof to IESG. Buyer will within three (3) business days after the date of delivery of the Draft Closing Date Statement to IESG make available to IESG during normal business hours all financial records and documentation necessary or useful to determine the Closing Receivables/Current Assets and Closing Payables/Liabilities as of the Closing Time (the "Financial Records"). If, within thirty (30) days following receipt by IESG of the Draft Closing Date Statement (or such longer period ending on the thirtieth (30th) day after Buyer has made available to IESG the Financial Records), IESG objects to any part thereof, IESG shall notify Buyer in writing (the "Objection Notice"), specifying in reasonable detail the nature of the objections. If IESG does not deliver an Objection Notice within such applicable period, the Draft Closing Date Statement shall be deemed final and binding on the parties (the "Final Closing Date Statement"). If IESG timely delivers an Objection Notice, IESG and Buyer shall promptly seek to agree upon any disputed matters. If IESG and Buyer are unable to resolve any such disputed matters within fifteen (15) days following the date the Objection Notice is given, then any such matters shall be treated as Disputed Matters and shall be resolved in the manner described in Section 2.6 below. The "Final Closing Adjustment Amount" will be, subject to final determination upon resolution of any Disputed Matters, equal to the amount by which the Closing Receivables/Current Assets (as shown on the Final Closing Date Statement) are less than or greater than the Closing Payables/Liabilities (as shown on the Final Closing Date Statement). If the Closing Receivables/Current Assets are less than the Closing Payables/Liabilities, then IESG shall pay such deficiency to Buyer. If the Closing Receivables/Current Assets are greater than the Closing

Payables/Liabilities, then Buyer shall pay such excess to IESG. Any such payment shall be made within ten (10) days after the final determination thereof.

         (c)    For purposes of this Section 2.5:

                (1) Closing Payables/Liabilities shall not include (A) accruals or reserves related to litigation settlements or legal expenses related thereto, (B) liabilities recorded with respect to the GAAP requirement to straight-line future payments on long term leases, (C) liabilities related to accrued incentives of IDE consisting of the management bonus plan and incentive bonus plan as described on Schedule 3.13(a)(2) hereto (it being agreed that all other accrued incentives, including, without limitation, (i) accrued incentives of IRG that represent incentive bonuses payable to Employees of IRG, (ii) accrued incentives of IDE that represent the pro-rata accrual of annual guaranteed incentive bonuses payable to the Employees of IDE set forth on Schedule 2.5(c), and (iii) recruiting bonuses for IDE, are included) (D) deferred commissions or other revenue related to the IRG office leasing commissions for 675 Third Avenue and 205 East 42nd Street, New York, New York, and (E) commissions owing to broker(s), sales agent(s) or sales associate(s) with respect to the AOL Time Warner Sales Contracts; and

                (2) Closing Receivables/Current Assets shall not include (A)
                    prepaid insurance premiums (it being agreed that any refunds of such premiums shall be the property of IESG), (B) payments (and related accumulated amortization) made to the landlord at 575 Madison Avenue, New York, New York, to facilitate the consummation of the sublease of the IDE space in 1999 and recorded as prepaid rent, (C) investments, (D) receivables to be collected and remitted to Edward and Howard Milstein pursuant to the Milstein Purchase Agreement, and (E) the AOL Time Warner Commissions;

                (3) Except to the extent excluded pursuant to clause (1) above,
                    Closing Payables/Liabilities shall include (A) revenue collected prior to the Closing Time that is referable to the period after the Closing Time, including IRG management fees and copy charges and (B) rent payments relating to the vacant space on the 6th floor of the leased premises at 205 East 42nd Street, New York, New York, with respect to the period ending on June 30, 2003. IESG represents that, except for the vacant space for the aforesaid premises, none of the Companies has any vacant leased space liabilities as determined in accordance with GAAP in the manner in which the 2002 Balance Sheets were prepared; and

                (4) Except to the extent excluded pursuant to clause (2) above,
                    Closing Receivables/Current Assets will include prepaid expenses paid prior to the Closing Time that are referable to the period after the Closing Time, including prepaid rents.

         (d) Buyer agrees to cause the Companies to use their Best Efforts (without the obligation to initiate a Proceeding) to collect the Closing Receivables/Current Assets consisting of accounts receivables and commissions receivable (the "Specified Receivables"). IESG shall cooperate with Buyer in the collection of the Specified Receivables; provided, however, that IESG may not (prior to the assignment of such Specified Receivable, as described below) initiate litigation, settle or compromise any account or pursue a collection action in respect of a disputed Specified Receivable, without the written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed. Buyer may not settle or compromise any Specified Receivable without the consent of IESG, such consent not to be unreasonably withheld, delayed or conditioned. If any Specified Receivables are not collected within ninety (90) days following the Closing Date, despite the Best Efforts of Buyer to collect same (without the obligation to initiate a Proceeding), then for purposes of determining the Final Closing Adjustment Amount, any uncollected Specified Receivables shall not be included in the Closing Receivables/Current Assets. In such event Buyer shall continue to use its Best Efforts (without the obligation to initiate a Proceeding) to collect such Specified Receivables and, upon any collection thereof, shall promptly remit same to IESG; provided, however, that at the request of IESG, Buyer shall cause the Companies to assign, without recourse, to IESG any such uncollected Specified Receivables.

         (e) Following the date that the Final Closing Date Statement becomes final and binding on the parties, the parties shall modify the Allocation Statement in a manner consistent with the Final Closing Date Statement.

         (f) IESG shall pay Buyer the amount of any Accrued Vacation Adjustment in accordance with Schedule 2.5(f).

         2.6    DISPUTED MATTERS; DISPUTE RESOLUTION

         Any disputed matters that are, pursuant to this Agreement, made subject to this Section 2.6 shall be "Disputed Matters." Disputed Matters shall be submitted to arbitration in New York, New York, within thirty (30) days after the notice from either party to the other of a Disputed Matter unless the parties agree in writing to extend such 30-day period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator ("Arbitrator") shall be mutually agreed to by IESG and Buyer and shall be one of the nationally recognized independent accounting firms (or any member or employee of such a firm who is a certified public accountant designated by such firm) which is on the date hereof among the ten largest such firms and is other than any firm then employed by any of the Seller Parties, on the one hand or Buyer or Prudential Financial, Inc., on the other hand, or any Control Affiliates of any such parties. If IESG and Buyer shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform such services, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association ("AAA"), with preference being given to any nationally recognized accounting firm (or CPA member or employee thereof) other than any firm then employed by any of the Seller Parties, on the one hand or Buyer or Prudential Financial, Inc., on the other hand, or any Control Affiliates of any such parties. The Arbitrator shall consider only the Disputed Matters and the arbitration shall be conducted in accordance with the rules of the AAA then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne by the party or parties determined by the Arbitrator, who shall, in making such determination, take account of the relative merits of the positions contended by the parties and the good faith efforts of the parties in attempting to settle the matter without resort to arbitration, but the Arbitrator shall not take into consideration the relative ability of the parties to pay such fees, costs, and expenses. In the event that the Arbitrator's decision requires payment by one party or the other, such party shall make the required payment owing to the other of them within ten days after the Arbitrator's final decision in accordance with the decision of the Arbitrator.

         2.7    INTENTIONALLY OMITTED

         2.8    NON-SOLICITATION; NON-HIRE; NON-COMPETE

         (a) As an inducement for Buyer to enter into this Agreement and as additional consideration for the consideration to be paid to the Seller Parties hereunder the Seller Parties agree that:

                (i) During the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the "Restricted Period"), except as otherwise set forth herein, neither the Seller Parties nor any Control Affiliate of any of the Seller Parties shall, directly or indirectly, either for itself or any other Person, solicit or attempt to solicit any Person who was, at any time since January 1, 2003, or who is, during the Restricted Period, an employee, independent contractor, sales agent, sales associate or broker of either of the Companies (the "Company Restricted Employees") or an employee, independent contractor, sales agent, sales associate or broker of either of B&H Associates LLC, d/b/a Prudential Long Island Realty, or B&H of the Hamptons, LLC, d/b/a Prudential Long Island Realty (the "Buyer Restricted Employees" and, collectively with the Company Restricted Employees, the "Restricted Employees"), to leave such employment or relationship; provided, that, any general advertisement for employees, independent contractors, sales agents, sales associates or brokers not specifically directed at Restricted Employees shall not be deemed to be a breach of this subsection (i).

                (ii) During the Restricted Period, except as otherwise set forth herein, neither the Seller Parties nor any Control Affiliate of the Seller Parties shall, directly or indirectly, either for itself or any other Person, employ, or otherwise engage, as an employee, independent contractor, sales agent, sales associate, broker, or otherwise, any Restricted Employee. Notwithstanding the foregoing, any Seller Party, and any Control Affiliate of any Seller Party, may, at any time during the Restricted Period, employ or otherwise engage any Restricted Employee of IDE that shall have been employed or otherwise engaged by IDE as a broker, sales agent or sales associate, provided (a) such Restricted Employee is employed or otherwise engaged by such Seller Party or Control Affiliate thereof in a business other than the SF Business (as defined below) and (b) such Restricted Employee shall not have been employed or otherwise engaged by IDE as a broker, sales agent or sales associate (other than on a de minimus basis) for the sale or leasing of professional office or retail space. In addition, the Seller Parties and any Control Affiliate of any Seller Parties, may, without violating this subsection (ii), employ or otherwise engage as an employee, independent contractor, sales agent, sales associate, broker or otherwise, any such Restricted Employee whose employment with either of the Companies has been terminated (1) at any time after the termination of employment (i) if such Restricted Employee's employment with either of the Companies is involuntarily terminated or (ii) if such Restricted Employee's employment with either of the Companies is voluntarily terminated and such Restricted Employee has relocated to a location that is both outside of Long Island, New York and at least fifty (50) miles from the perimeter of New York County, New York (the "Restricted Area") or (2) at any time later than six months after the termination of such Restricted Employee's employment if such Restricted Employee's employment with either of the Companies is voluntarily terminated.

                (iii) During the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date (the "Non-Compete Period"), except as otherwise set forth herein, neither the Seller Parties nor any Control Affiliate of any of the Seller Parties shall, directly or indirectly, (A) operate or engage in the business of providing single family residential (including cooperative and condominium units) brokerage services (the "SF Business") within the Restricted Area except as otherwise provided in Section 2.8(f) or
         (B) invest in or otherwise financially sponsor, including through debt or equity, any Person that operates or engages in the SF Business within the Restricted Area.

                (iv) At any time after the Closing Date, none of the Seller Parties, nor any Control Affiliate of any Seller Party will, directly or indirectly, either for itself or any other Person, disclose or use for its own benefit or for the benefit of any other Person any Trade Secrets or any Intellectual Property Assets of the Companies (and, with respect to the Control Affiliates of any Seller Party only, to the extent such Control Affiliate has Knowledge of the Companies' interest in such Trade Secrets or Intellectual Property Assets), other than as expressly authorized by Buyer in writing on or after the Closing Date.

                (v) During the Restricted Period, neither the Seller Parties nor any Control Affiliate of the Seller Parties shall, directly or indirectly, either for itself or any other Person, (i) solicit or attempt to solicit for the purpose of providing property management or ancillary services or (ii) provide any such management or ancillary services, on behalf of any residential apartment building (including any professional office or retail space contained in any such building) managed by IRG as of the Closing Date.

                (vi) At any time after the Closing Date, none of the Seller Parties nor any Control Affiliate of any Seller Party will, directly or indirectly, ever use the name "Douglas Elliman", the DE Marks, or any confusingly similar derivative thereof, in connection with the Business or otherwise for any commercial purpose, other than as expressly authorized by Buyer or either of the Companies in writing after the Closing Date; provided, however, that the foregoing shall not prevent or restrict any Seller Party or Control Affiliate thereof from including reference to Douglas Elliman in any filing made with a Governmental Body or any national securities exchange or market.

         (b) As an inducement for the Seller Parties to enter into this Agreement the Buyer agrees that, during the Restricted Period, neither Buyer nor the Companies nor any Control Affiliate of Buyer or the Companies shall, directly or indirectly, either for itself or any other Person, solicit or attempt to solicit any Person who was, at any time since January 1, 2003 or who is, during the Restricted Period, an employee, independent contractor, sales agent, sales associate or broker of IESG (an "IESG Restricted Employee"), to leave such employment or relationship; provided, that, any general advertisement for employees, independent contractors, sales agents, sales associates or brokers not specifically directed at IESG Restricted Employees shall not be deemed to be a breach of this clause (b). Notwithstanding the foregoing, Buyer, the Companies and any Control Affiliate of Buyer or the Companies may, at any time during the Restricted Period, employ or otherwise engage any IESG Restricted Employee that shall have been employed or otherwise engaged by IESG as a broker, sales agent or sales associate, provided, such IESG Restricted Employee is employed or otherwise engaged by Buyer, the Companies or any Control Affiliate of Buyer or the Companies outside the commercial brokerage business.

         (c) If any term of this Section 2.8 is held to be unreasonable, arbitrary, against public policy, or otherwise unenforceable, such term will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time, and geographic area as may be determined to be reasonable and enforceable in the circumstances of the Contemplated Transactions, will be effective, binding, and enforceable against the Seller Parties or Buyer, as applicable, pursuant to applicable New York law.

         (d) The Seller Parties and Buyer each acknowledge and agree that any violation of any of the restrictive covenants contained in this Section 2.8 will cause continuing and irreparable harm to the other party for which monetary damage may not be adequate compensation. The Seller Parties and Buyer therefore each agree that, if any Seller Party or Buyer, as applicable, or any Control Affiliate thereof, violates or threatens to violate any of the restrictive covenants contained in this Section 2.8, the other party shall be entitled, in addition to any other legal or equitable remedies available to it, and without the necessity of posting any bond, to seek an entry of an injunction, temporary and permanent, enjoining such breach and securing specific performance of such restrictive covenants. The Seller Parties and Buyer further agree that (i) the restrictions set forth in this Section 2.8 are reasonable, (ii) the provisions of this Section 2.8(d) are a reasonable remedy for any breach by the other party of this Section 2.8 and (iii) neither the Seller Parties nor Buyer shall be required to prove damages in any action under this Section 2.8 for injunctive relief.

         (e) The restrictions of Section 2.8(a) and 2.8(b) shall not apply to any actions taken by any Person at any time prior to becoming a Control Affiliate of a Seller Party or Buyer, as the case may be.

         (f)    Notwithstanding anything to the contrary contained in this
Section 2.8, for purposes of this Section 2.8, provided the closing under the Merger Agreement shall occur, a Control Affiliate of a Seller Party shall include CBRE Holding, Inc. and CB Richard Ellis

Services, Inc. (collectively, "CBRE") and any other Person that from time to time is a Subsidiary of either such Person (CBRE or any such Subsidiary, a "CBRE Party"); provided, however, that a Control Affiliate of a Seller Party shall not include, nor shall this Section 2.8 be applicable to, (A) any other Person that Controls CBRE Holding, Inc. or CB Richard Ellis Services, Inc., or that acquires (in a bona fide transaction) Control of a CBRE Party, or any business and assets of a CBRE Party, or (B) any other Person, or the business and assets of any other Person, that operates or is engaged in the SF Business in the Restricted Area (such other Person or such business and assets, an "Acquired Business"), that is acquired by any CBRE Party, nor shall this Section 2.8 be applicable to a CBRE Party with respect to the Acquired Business, provided that (1) the primary purpose of such acquisition by a CBRE Party is not to operate or engage in the SF Business in the Restricted Area during the Restricted Period and (2)
(x) less than fifty (50%) percent of the gross revenues of the Acquired Business for its most recent fiscal year then ended are derived from the SF Business in the Restricted Area and (y) if more than fifty (50%) percent of the gross revenues of the Acquired Business for its most recent fiscal year then ended that are derived from the SF Business anywhere in the United States, the gross revenues of the Acquired Business for its most recent fiscal year then ended that are derived from the SF Business in the Restricted Area do not exceed $10,000,000 (unless such portion of the SF Business in the Restricted Area is disposed of to a Person that is not a CBRE Party or a Seller Party or a Control Affiliate thereof within one hundred eighty (180) days after such acquisition); provided that, in any such case, such other Person is not a Control Affiliate of a CBRE Party prior to such acquisition, merger or consolidation. If the Merger Agreement shall be terminated then, for purposes of the preceding sentence, a "CBRE Party" shall mean any other Person that shall acquire Control of Insignia or IESG, by merger, acquisition or otherwise. Further, for purposes of this
Section 2.8, until such time as the closing under the Merger Agreement shall occur, and if the Merger Agreement shall be terminated, a Control Affiliate of a Seller Party shall not include, nor shall this Section 2.8 be applicable to, an Acquired Business that is acquired by any Seller Party, nor shall this Section
2.8 be applicable to a Seller Party with respect to the Acquired Business, provided that (1) the primary purpose of such acquisition by a Seller Party is not to engage in the SF Business in the Restricted Area during the Restricted Period and (2) (x) less than twenty-five (25%) percent of the gross revenues of the Acquired Business for its most recent fiscal year then ended are derived from the SF Business in the Restricted Area; and (y) if more than twenty-five (25%) percent of the gross revenues of the Acquired Business for its most recent fiscal year then ended are derived from the SF Business anywhere in the United States, the gross revenues of the Acquired Business for its most recent fiscal year then ended that are derived from the SF Business in the Restricted Area do not exceed $10,000,000 (unless such portion of the SF Business in the Restricted Area is disposed of to a Person that is not a Seller Party or a Control Affiliate thereof within one hundred eighty (180) days after such acquisition); provided that, in any such case, such other Person is not a Control Affiliate of a Seller Party prior to such acquisition, merger or consolidation.

         2.9    TAX MATTERS

         (a) The Seller Parties shall include the income attributable to the Companies and the Allocated Assets during the Pre-Closing Tax Period on Insignia's consolidated U.S. federal income Tax Return (and similar state, local or foreign Tax Return) and timely pay any income Taxes attributable to such income. Buyer shall include the income attributable to the Companies and the Allocated Assets during the Post-Closing Tax Period on Buyer's federal partnership Tax and information Returns (and similar state, local or foreign Tax Return) and Buyer (and/or its partners) shall timely pay any income Taxes attributable to such income. The income attributable to the Companies and the Allocated Assets shall be apportioned to the Pre-Closing Tax Period and the Post-Closing Tax Period by closing the books of the Companies as of the Closing Time. Buyer and the Companies shall provide the Seller Parties with access, at all reasonable times following the Closing Time, to any and all records and other information in the possession of Buyer or any of the Companies that may be necessary to enable the Seller to prepare and file all such Tax Returns and the Seller Parties shall be entitled to make photocopies, at their sole cost, of any such records and information. Buyer and the Companies shall cooperate with the Seller Parties as may be necessary to assist the Seller Parties to prepare and file such Tax Returns. If any Tax Return required to filed by the Seller Parties hereunder requires the signature of an officer of one of the Companies following the Closing Date, the Seller Parties (i) will provide Buyer with a reasonable opportunity to review such Tax Return and (ii) will not file such Tax Return without Buyer's consent, such consent not to be unreasonably withheld or delayed.

         (b) Except to the extent such item is included in the Closing Payables/Liabilities, all real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Allocated Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Buyer and the Seller Parties based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. The Seller Parties shall be liable for the proportionate amount of such taxes that are attributable to the Pre-Closing Tax Period, and the Buyer shall be liable for the proportionate amount of such taxes attributable to the Post-Closing Tax Period.

         (c) All excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar taxes, levies, charges and fees (collectively, the "Transfer Taxes") incurred in connection with the sale of the IDE Membership Interests, the sale of the IRG Membership Interests and the sale of the DE Marks shall be borne by IESG.

         (d) Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with Section 2.9(b) or (c), as the case may be. Upon payment of any such Apportioned Obligation or Transfer Tax, the paying party shall present a statement to the non-paying party setting forth the amount of the reimbursement to which the paying party is entitled under Section 2.9(b) or (c), as the case may be, together with any supporting evidence as is reasonably necessary to calculate the reimbursed amount. The non-paying party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of such statement.

         (e) Buyer and the Seller Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practical, such information and assistance relating to the Allocated Assets and the Business (including, without limitation, access to books and records) as is reasonably necessary for the filing of Tax Returns, the making of any elections relating to Taxes, the preparation of a response to any audit by any Governmental Body, and the prosecution or defense of any claim, suit, proceeding relating to any Tax. Buyer and the Seller Parties shall retain all books and records with respect to Taxes pertaining to the Allocated Assets for a period of at least six years following the Closing Date. At the end of such period, Buyer and the Seller Parties shall provide each other with at least 30 days prior written notice before destroying any such books and records, during which period the party receiving such notice may elect to take possession, at its own expense, of such books and records.

         (f) In the event any Governmental Body informs the Seller Parties, on the one hand, or Buyer, on the other hand, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other party may incur liability hereunder, the party so informed shall promptly notify the other party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Governmental Body with respect to such matter.

         (g) The Seller Parties shall control all audits and contests relating to any Taxes attributable to the Companies and the Allocated Assets for the Pre-Closing Tax Period. Buyer shall control all audits and contests relating to any Taxes attributable to the Companies and the Allocated Assets for the Post-Closing Tax Period. Subject to the foregoing, in the event an adverse determination could result in a party having liability for Taxes, such party shall be entitled to participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder, including, (A) participation in conferences, meetings or proceedings with any Governmental Body, (B) participation in appearances before any Governmental Body, and (C) with respect to the matters described in the preceding clauses (A) and (B), participation in the submission and determination of the content of the documentation, protests, memoranda of fact and law, briefs, and the conduct of oral arguments and presentations.

         (h) Without the prior written consent of Buyer (which consent shall not be unreasonably withheld) the Seller Parties may not settle or agree to any settlement of any Tax liability relating to the Pre-Closing Tax Period if such settlement or agreement would have an adverse impact on Buyer (and/or its partners) Tax liability for the Post-Closing Tax Period. Without the prior written consent of the Seller Parties (which consent shall not be unreasonably withheld), Buyer may not settle or agree to any settlement of any Tax liability relating to the Post-Closing Tax Period if such settlement or agreement would have an adverse impact on the Seller Parties' Tax liability for the Pre-Closing Tax Period.

         2.10   DE MARKS; TRADE NAMES

         (a)    Schedule 2.10(a) sets forth all of the DE Marks.

         (b) Schedule 2.10(b) sets forth the Insignia Douglas Elliman mark (the "ISDE Mark").

         (c)    Schedule 2.10(c) sets forth all of the DE Domain Names.

         (d) Schedule 2.10(d) sets forth the Insignia Domain Names (the "Insignia Domain Names").

         (e) IESG and Insignia agree that, following the Closing Date, none of the Seller Parties nor any Control Affiliates of the Seller Parties shall use or consent to the use by any other Person of the DE Marks, the ISDE Mark, the name Douglas Elliman or any confusingly similar derivative of the name Douglas Elliman. Insignia IP agrees (i) to cancel the registration of the ISDE Mark and
(ii) to transfer to Buyer or cause its Control Affiliates to transfer to Buyer the registration of the DE Domain Names as promptly as practicable after the Closing Date.

         (f) Except as specifically provided for in Section 2.10(g), Buyer agrees and acknowledges that, as of the Closing Date and thereafter, (i) it shall not use or consent to the use by the Companies or by the Companies' brokers, agents or sales associates of the Insignia Domain Names and of the mark "Insignia" or any confusingly similar derivative thereof, including the mark "i" and design, whether as a trademark, trade name, domain name or service mark or as a part thereof, in each case in connection with any business or business activity or otherwise and (ii) neither the Buyer, the Companies nor any of their brokers, agents or sales associates shall have any right, title or interest in the mark "Insignia" or any confusingly similar derivative thereof, including the mark "i" and design, whether used alone or in combination with a DE Mark or DE Domain Name, including, without limitation the ISDE Mark and the Insignia Domain Names; provided, however, that this clause (f) shall not prevent or restrict Buyer or the Companies or their respective Control Affiliates from including reference to Insignia Douglas Elliman in any filing required to be made with a Governmental Body or any national securities exchange or market.

         (g) Insignia IP hereby grants to IDE a (x) non-exclusive, non-transferable, non-assignable, non-sublicensable (except to IDE's brokers, agents and sales associates) license to use the mark "Insignia" and the mark "i" and design (including as shown in the ISDE Mark), and (y) non-transferable, non-assignable, non-sublicensable license to use the Insignia Domain Names (but only to the extent and in the manner such domain name was in use immediately prior to the Closing Date) (together, the "IDE License"). The IDE License, in each case, is limited to use solely in the manner used in the Ordinary Course of Business in connection with the IDE Business as engaged in by IDE immediately prior to the Closing Date. The term of the IDE License, in each case, is for a ninety (90) day period commencing and including the day following the Closing Date (the "Transition Period"). Insignia IP hereby grants to IRG a non-exclusive, non-transferable, non-assignable, non- sublicensable (except to IRG's brokers, agents and sales associates) license (the "IRG License") to use the mark "Insignia" and the mark "i" and design and the domain name insigniaresidential.com during the Transition Period solely in the manner used in the Ordinary Course of Business in connection with the IRG Business as engaged in by IRG immediately prior to the Closing Date. Without limiting the foregoing, within the Transition Period, Buyer covenants and agrees to, and shall cause the Companies and any brokers, agents and sales associates of the Companies to, (i) remove all references to the marks "Insignia" and any confusing similar derivative thereof, including the mark "i" and design (whether used alone or in combination with a DE Mark) from all advertising, marketing, and other promotional materials regardless of medium, including without limitation, all signage, brochures, letterhead, business cards and any Web sites of any of the Companies or Control Affiliate thereof, (ii) change the names of the Companies to remove any reference to the term "Insignia", and (iii) redirect the Web sites of the Companies to domain names without the mark "Insignia" or any confusingly similar derivative thereof including the mark "i". Buyer shall not use, and shall cause the Companies and any broker, agents, and sales associates of the

Companies not to use, the Insignia Domain Names and the mark "Insignia" or any confusingly similar derivative thereof including the mark "i" and design, whether as a trademark, trade name, domain name or service mark or as a part thereof, in connection with any business or business activity or otherwise after the Transition Period. The Seller Parties shall, as of the Closing Date or as soon as practicable thereafter, remove references to the Companies from their Web sites and terminate any links between their Web sites and the Web sites of any of the Companies.

         (h) Buyer may use the term "Insignia," the "i" and design, the ISDE Mark, and the like in an informational manner as reasonably required to describe the corporate history of the Companies. Nothing in this Agreement shall be construed to require the term "Insignia," the "i" and design or the ISDE Mark be deleted from documents already in existence that are not distributed externally by Buyer, the Companies or any other Person.

         (i) Schedule 2.10(i) sets forth the computer hardware, computer software and related maintenance agreements owned or licensed by or held in the name of Insignia or a Control Affiliate of Insignia ("Seller IT Assets") and used in the Ordinary Course of Business in connection with the IRG Business as engaged in by IRG immediately prior to the Closing Date. Seller Parties and Buyer will cooperate and use their respective Best Efforts to transfer to IRG the agreements pursuant to which IRG may obtain the benefits and assume the obligations for certain Seller IT Assets exclusively or partially dedicated to IRG's Business as identified in Schedule 2.10(i) in accordance with the terms of the respective agreements for such assets. Any transfer fee, charge or other costs imposed by third parties in connection with obtaining the transfer of such agreements (with respect to the balance of the existing terms thereof) shall be paid as follows: (A) IESG shall pay the first $50,000 and (B) IESG and Buyer shall each pay 50% of any such amount in excess of $50,000, provided that the maximum obligation of IESG shall be $150,000.

         (j) Buyer, IESG and IRG shall enter into a Support Services Agreement in the form attached hereto as Exhibit D at the Closing pursuant to which IESG during the Transition Period shall provide to IRG substantially the same infrastructure, application and help desk support services as provided to IRG immediately prior to the Closing Date. Buyer and IRG acknowledge that such IT support services (as set forth in the Support Services Agreement) will only be provided during the Transition Period and that Buyer and/or IRG are responsible for replacing the services, personnel, and Seller IT Assets now provided by IESG with services, personnel or consultants, and IT assets of Buyer and/or IRG.

         2.11   CONTINUING LIABILITIES

         The Companies shall retain the liability and responsibility for the payment, discharge and/or performance of the following liabilities, covenants or obligations of the Companies after the Closing Time (collectively, the "Continuing Liabilities"):

                (a) the Closing Payables/Liabilities, as determined in accordance with the Final Closing Date Statement;

                (b) all Governmental Authorizations to which one or more of the Companies are bound or subject;

                (c) the Applicable Contracts, to the extent that (i) the liabilities, covenants or obligations thereunder are payable or performable after the Closing, and accrue, occur, arise or relate to the period after the Closing and (ii) such Applicable Contracts are either listed in Schedule 3.13(a), Schedule 3.17(a) or Schedule 3.22(b) or, if they are not required to be listed on Schedule 3.13(a), Schedule 3.17(a) or Schedule 3.22(b) pursuant to the terms hereof, to the extent they were entered into in the Ordinary Course of Business and were entered into in good faith, on an arm's-length basis;

                (d) the Employee Benefit Plans, to the extent that any liabilities, covenants or obligations thereunder are payable or performable after the Closing, and accrue, occur, arise or relate to the period after the Closing;

                (e) the obligations of IDE to be performed from and after the Closing Time under the Milstein Purchase Agreement, including, but not limited to (i) the Milstein Contingent Payment Obligations, up to an aggregate of $4,000,000 (plus any interest payable thereon as a result of the late payment thereof), (ii) the obligation of IDE to pay to the Designated Employees, when due, the Assumed Deferred Bonuses pursuant to the terms of the Deferred Bonus Plan and the provisions of Section
         2.3.3 of the Milstein Purchase Agreement (the terms "Designated Employees", "Assumed Deferred Bonuses" and "Deferred Bonus Plan" shall have the meanings ascribed to such terms in the Milstein Purchase Agreement), and (iii) the obligations and liabilities of IDE, as tenant, under any leases of real property described therein, to the extent that any Seller Party has guaranteed or otherwise is responsible for the payment of such obligations (to the sellers under the Milstein Purchase Agreement or otherwise);

                (f) the obligations of the tenant to be paid, performed or fulfilled from and after the Closing Time under the 42nd Street Lease to the extent that any Seller Party has guaranteed or otherwise is responsible for the payment of such obligations including, without limitation, the Guaranty of Leases dated May 14, 1998 by IESG to the landlord thereunder;

                (g) commissions owing to broker(s), sales agent(s) and sales associate(s) with respect to the AOL Time Warner Sales Contracts pursuant to Section 2.13 hereof; and

                (h) the obligations of IDE and IRG under the amendments to the Employee Agreements described in Section 2.20 hereof; and

                (i) any other obligation which this Agreement expressly requires Buyer or one or more of the Companies to pay or perform after the Closing Time;

         provided, however, that Continuing Liabilities shall not include, and Insignia and IESG shall pay when due and shall be solely liable for, any payment, discharge and/or performance of covenants, obligations or liabilities arising under or with respect to, and/or compliance with (i) any amount due in connection with the Contemplated Transactions pursuant to "change of control" provisions contained in any written Employee Agreement or Employee Benefit Plan that is in effect as of the Closing Time, (ii) Taxes of the Companies or any Seller Party with respect to any Pre-Closing Tax Period (including, without limitation, Taxes or Transfer Taxes arising out of the conversion of IRG from a corporation into a limited liability company or incurred in connection with the sale of the IDE Membership Interests, the sale of the IRG Membership Interests and the sale of the DE Marks hereunder, (iii) professional fees and other expenses incurred by any Seller Party in connection with the Contemplated Transactions and the conversion of IRG from a corporation into a limited liability company, (iv) any provisions of this Agreement pursuant to which any Seller Party is expressly required to pay or perform or (v) the Milstein Payment Obligations, to the extent the payment obligations thereunder exceed $4,000,000 (plus any interest payable thereon as a result of the late payment thereof). The matters set forth in clauses (i) through (v) of this
Section 2.11 shall be collectively referred to herein as "Seller Retained Liabilities".

         2.12   CERTAIN EMPLOYMENT MATTERS

         (a) Subject to Section 2.12(f), Buyer shall, or shall cause the Companies to, maintain or create on and after the Closing Date, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits that will provide benefits and compensation to Employees of the Companies that are no less favorable in the aggregate than those currently provided to the Employees. Buyer shall or shall cause the Companies to honor, without modification, all Employee Benefit Plans and Employee Agreements and obligations thereunder to current and former Employees of the Companies in accordance with the terms and conditions of such plans and agreements (to the extent constituting Continuing Liabilities). For the avoidance of doubt, the obligations under this clause (a) shall not apply to Seller Plans which are solely maintained by Insignia or IESG for its employees generally, including, without limitation, the Employees, but rather to the Employee Benefit Plans and Employment Agreements maintained solely by the Companies for the benefit of their Employees (e.g., bonus plans, vacation, sick leave and other paid time off policies, etc.). Employees shall be given credit for all service with the Companies or their parents or subsidiaries (or service credited by Insignia or IESG or either of their subsidiaries for similar plans, programs or policies, as determined by reference to each such Employee's hire date set forth on Schedule
3.20 hereof), under (i) all employee benefit and fringe benefit plans, programs and policies of the Buyer or its affiliates in which they become participants for purposes of eligibility and vesting and seniority, but not benefit accrual and (ii) severance plans for purposes of calculating the amount of each such employee's severance benefits.

         (b) Subject to Section 2.12(f), immediately upon the Closing, all Employees shall become eligible to participate in any medical, dental, life, disability, health, or other welfare benefit plan, whether or not subject to ERISA, of the Buyer or any of its affiliates (the "Buyer Welfare Plans") and Buyer shall cause such Buyer Welfare Plans to (i) waive any proof of insurability, actively at work requirement and/or preexisting condition limitations for conditions covered under the applicable welfare plans maintained by Insignia or IESG as of the end of the Post-Closing Payroll Period (as defined in Section 2.12(f) below) and (ii) honor any deductible and out-of-pocket expenses incurred by the Employees and their beneficiaries under the comparable plans of Insignia or IESG during the portion of the calendar year preceding the end of the Post-Closing Payroll Period. If such Employees become eligible to participate in a group term life insurance plan maintained by the Buyer or any of its affiliates, Buyer shall cause such plan to waive any medical certification for such employees up to the amount of coverage the employees had under the life insurance plan of Insignia or IESG through the end of the Post-Closing Payroll Period.

         (c) Immediately upon the Closing, Buyer shall, or shall cause the Companies to, be responsible for all payroll obligations relating to the payment of the wages and salaries of the employees of the Companies, including, without limitation, paid time-off such as vacation and sick leave. Notwithstanding the foregoing, provided Buyer shall remit to IESG, on or before the respective dates indicated on Schedule 2.12(c) hereto, cash in the amounts specified on Schedule 2.12(c) hereto, which amounts (the "Estimated Interim Payroll Amount") represent IESG's good faith estimate of the aggregate wages and benefits payable to the employees of the Companies and any applicable employment taxes or other expenses relating thereto with respect to the respective Post-Closing Payroll Period, plus an aggregate administrative charge of $18,500 per month, then on March 18, 2003, with respect to the payroll period beginning on the Closing Date and ending on the close of business on March 21, 2003 (the "First Post-Closing Payroll Period") and each subsequent payroll period through the payroll period ending on the close of business on May 31, 2003 (unless sooner terminated pursuant to this Section 2.12(c)) as set forth on Schedule 2.12(c) (collectively with the First Post-Closing Payroll Period, the "Post-Closing Payroll Period"), IESG will remit to each employee then employed by either of the Companies, solely in its capacity as the payroll agent of the Companies, on the date set forth on Schedule 2.12(c) with respect to such Post-Closing Payroll Period (or, if any such date falls on a weekend, the date payroll normally is processed by IESG in such event) a check representing the actual wages and benefits earned by each such employee during the relevant Post-Closing Payroll Period, less all required taxes, deductions and withheld amounts with respect to such Post-Closing Payroll Period, and shall pay any such required taxes, deductions and withheld amounts to the appropriate governmental agency, employee benefit plan or other party. Upon IESG's request, Buyer shall provide such information to IESG that IESG reasonably deems appropriate to effectuate the foregoing, including, without limitation, the names and wages of each such employee of the Companies. The aggregate actual wages and benefits paid to such employees of the Company, and taxes, deductions and other required amounts withheld by IESG with respect to such employees during both Post-Closing Payroll Periods is referred to herein as the "Actual Interim Payroll Amount". For the purposes of determining the Final Closing Adjustment Amount, if the Actual Interim Payroll Amount is greater than the Estimated Interim Payroll Amount, such difference will be added to Closing Receivables/Current Assets, and if the Estimated Interim Payroll Amount is greater than the Actual Interim Payroll Amount, such difference will be added to Closing Payables/Liabilities. Buyer shall indemnify and hold harmless IESG and its affiliates and all of their officers, directors and employees from and against any liability, damages, costs, judgments, fines, claims, taxes, losses of any kind arising out of, or in any way relating to, the services contemplated under this Section 2.12(c) except to the extent that any such any liability, damages, costs, judgments, fines, claims, taxes, losses result from IESG's gross negligence or willful misconduct. As soon as practicable following the Closing, Buyer shall provide to IESG a written request for whatever information it deems necessary (including form), to provide payroll functions to the employees of the Companies in accordance with this Section 2.12(c). Upon 30 day prior written notice to IESG, Buyer may terminate IESG's responsibilities as the payroll agent of the Companies pursuant to this Section 2.12(c). IESG's obligation to act as payroll agent of the Companies pursuant to this Section 2.12(c) shall terminate upon the earliest of (i) May 31, 2003, (ii) the failure of Buyer to remit to

IESG when due the full amount of any cash payment required to be made hereunder and (iii) 30 days following IESG's receipt of a written notice of termination from Buyer.

         (d) The parties hereto shall adopt the "alternate procedure" for preparing and filing IRS Forms W-2, IRS Forms W-3, IRS Forms W-4, IRS Forms W-5 and IRS Forms 941, as described in Section 4 of Revenue Procedure 96-60, 1996-2 IRS Cumulative Bulletin 399. The Buyer shall be responsible for taking all actions necessary to implement such procedure and IESG and Insignia shall provide any information and documentation reasonably requested by the Buyer to assist the Buyer in effectuating the foregoing. In addition, the parties hereto intend that the Buyer qualify as a "successor employer" for purposes of receiving credit for the payment of taxes under the Federal Insurance Contribution Act and Federal Unemployment Tax Act by Insignia or IESG with respect to the Employees within the meaning of Section 3121 and 3306 of the IRC. The parties hereto shall cooperate with each other to effectuate the foregoing.

         (e)    Intentionally Omitted.

         (f) (i) Subject to Section 2.12(i), during the Post-Closing Payroll Period Buyer shall establish group medical, dental, vision, pharmaceutical, life insurance, and such other insured benefits as are maintained by Insignia or IESG for the employees of the Companies following the Closing which satisfy the requirements of clauses (a) and
         (b) of this Section 2.12, at the sole cost and expense of Buyer and in the manner described herein. The employees of the Companies and their dependents and beneficiaries which as of the Closing participate (other than those participating pursuant to the requirements of Section 4980B of the IRC or Sections 601-608 of ERISA) in the group medical, dental, vision, pharmaceutical, life insurance and other insured benefit plans maintained by Insignia or IESG (the "Insignia/IESG Welfare Plans") for such individuals immediately prior to the Closing (collectively, the "Covered Employees") shall remain in the Insignia/IESG Welfare Plans for so long as such employees remain employed by either of the Companies during the Post-Closing Payroll Period (or, to the extent
         Section 4980B of the IRC is applicable, continuing through the end of the Post-Closing Payroll Period if "COBRA" coverage is elected thereunder); provided, that, if participation by the Covered Employees in the Insignia/IESG Welfare Plans during the Post-Closing Payroll Period violates any state or federal law or regulation or the terms of any plan, agreement or insurance policy relating to such Insignia/IESG Welfare Plans, as determined by Insignia or IESG in its sole discretion, the coverage of the Covered Employees under such plans shall immediately terminate and the Buyer shall immediately cover those Covered Employees under the Buyer Welfare Plans in accordance with this
         Section 2.12 without giving effect to this clause (f)(i); provided, further, that IESG shall take all reasonable and appropriate actions to amend the terms of any plan, agreement or insurance policy relating to such Insignia/IESG Welfare Plans in order to permit coverage pursuant to this Section 2.12(f)(i). Upon expiration of the Post-Closing Payroll Period, all Covered Employees shall cease to participate in the Insignia/IESG Welfare Plans whether or not Buyer has complied with its obligations under this Section 2.12 to establish comparable coverage for such Covered Employees. Other than the Insignia/IESG Welfare Plans, active participation in all other Seller Plans by the employees of the Companies shall cease upon the Closing (including, without limitation, contributions to 401(k) retirement savings plans and other like ERISA plans).

                (ii)  INTENTIONALLY OMITTED.

                (iii) Simultaneously with each payment made by Buyer to IESG pursuant to Section 2.12(c), Buyer shall remit to IESG cash in the amount specified on Schedule 2.12(c) under the heading "employee benefits," which represents 100% of the applicable bi-weekly (i.e. every two weeks) premiums for each of the Covered Employees during the Post-Closing Payroll Period under the Insignia/IESG Welfare Plans. Within ninety (90) days following the Closing Date, IESG shall reasonably determine if the actual claims experience associated with the Covered Employees with respect to the Post-Closing Payroll Period under the Insignia/IESG Welfare Plans which are self-insured exceed the premiums collected under those self-insured plans for the Post-Closing Payroll Period (such difference, the "Initial True-Up") and, for the purposes of determining the Final Closing Adjustment Amount, if such actual claim experience during the Post-Closing Period exceeds such premiums collected during the Post-Closing Payroll Period, such difference will be added to Closing Receivables/Current Assets. Within
         (90) days following the first anniversary of the Closing Date, IESG shall reasonably determine the aggregate claims experience with respect to the Covered Employees during the Post-Closing Payroll Period as compared to the premiums paid and Buyer shall pay to IESG the difference, if positive, between such aggregate experience and the premiums collected, off-set by the Initial True-Up actually paid to IESG. Notwithstanding any other provisions of this Agreement to the contrary foregoing, any claims of Employees submitted under the applicable Insignia/IESG Welfare Plan that relate to service(s) provided prior to the Closing shall be borne solely by the applicable Insignia/IESG Welfare Plan and shall not be subject to this Section 2.12(f)(iii). IESG's obligation to permit the Covered Employees to participate in the Insignia IESG Welfare Plan during the Post-Closing Payroll Period shall terminate upon the date that IESG is no longer obligated to act as payroll agent of the Companies pursuant to Section 12.2(c).

                (iv) Buyer agrees to pay and be liable to Insignia and IESG, and Buyer shall assume, indemnify, defend and hold harmless Insignia and IESG and their respective affiliates and all of their respective officers, directors and employees, and any Seller Plans, from and against and in respect of any and all losses, damages, liabilities, taxes, sanctions, claims, penalties of any kind or otherwise that are related, directly or indirectly, to the arrangements described in this
         Section 2.12(f), including, without limitation, such losses, damages, liabilities, taxes, sanctions, claims, penalties of any kind or otherwise that arise under Section 4980B of the IRC, interest and penalties, costs and expenses, including, without limitation, attorney's fees, imposed upon, incurred by, or assessed against Insignia or IESG and any of their employees arising by reason of or relating to any failure to comply with the continuation health care coverage requirements of Section 4980B of the IRC and Sections 601-608 of ERISA which failure occurred with respect to any Covered Employee during and after the Post-Closing Payroll Period or any qualified beneficiary of such Covered Employee during and after the Post-Closing Payroll Period except to the extent that any such amount results from IESG's gross negligence or willful misconduct, Buyer agrees to cause the Buyer Welfare Plans to provide all Covered Employees and their qualified beneficiaries with the continuation health care coverage required by Section 4980B of the IRC and Sections 601-608 of ERISA for any and all qualifying events that occur on or after the Closing, including, without limitation, upon expiration of the Post-Closing Payroll Period. In the event that applicable law requires that any such Covered Employee or qualified beneficiary is eligible for such continuation coverage under the Insignia/IESG Welfare Plans, Buyer shall reimburse IESG for any and all costs and expenses associated with such coverage in excess of any premiums collected by IESG with respect thereto during such continuation coverage period.

                (v) This Section 2.12(f) is solely for the benefit of Insignia and IESG, on the one hand, and Buyer, on the other hand, and shall not be deemed to confer upon third parties, including, without limitation, the Covered Employees, any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing under applicable law without reference to this Section 2.12(f).

                (vi) A party in breach of this Section 2.12(f) shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Section 2.12(f) except to the extent that such out-of-pocket expenses are due to the other party's gross negligence or willful misconduct. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

                (vii) Notwithstanding any provision of this Section 2.12(f), Insignia or IESG may amend and/or terminate any Insignia/IESG Welfare Plan at any time and for any reason and nothing contained herein shall by construed to restrict in any way Insignia's or IESG's right to terminate and/or amend any such Insignia/IESG Welfare Plan; provided that no such amendment or termination that applies to the Covered Employees shall be effective unless such amendment or termination also affects all other similarly-situated participants covered under the applicable Insignia/IESG Welfare Plan.

                (viii) The parties shall comply to the extent necessary under applicable law with federal, state and local disclosure and reporting requirements with respect to all Insignia/IESG Welfare Plans, and shall cooperate with each other in meeting such requirements. In addition, Insignia and IESG shall use its Best Efforts to cause the appropriate third party administrators and/or insurance companies to take all actions reasonably necessary to provide information relating to the participation of Covered Employees in the Insignia/IESG Welfare Plans as applicable to assist Buyer in establishing such successor welfare benefit plans as shall be necessary to provide uninterrupted welfare benefit plan coverage to the Covered Employees; provided, that, the Buyer shall fully reimburse Insignia/IESG for any costs or expenses reasonably incurred in providing such information.

         (g) With respect to the year in which the Closing occurs, Buyer or the Companies shall establish flexible spending accounts for medical and dependent care expenses under a new or existing plan established or maintained under Section 125 and Section 129 of the IRC ("Buyer's FSA"), effective as of the Closing, for each employee of either of the Companies who as of the Closing, is a participant in a flexible spending account for medical or dependent care expenses under a plan pursuant to Section 125 and Section 129 of the IRC (the "Insignia/IESG FSA"). Buyer shall credit or debit, as applicable, effective on the day after the Closing, the applicable account of each such employee under Buyer's FSA with an amount equal to the balance of each such employee's account under the Insignia/IESG FSA as of the Closing. As soon as administratively practicable after the Closing, IESG shall transfer to Buyer an amount equal to the total contributions made to the Insignia/IESG FSA by employees described in this Section 2.12(g) in respect of the plan year in which the Closing occurs, reduced by an amount equal to the total claims already paid to such employees in respect of such plan year. From and after the Closing, to the extent permitted by applicable law, IESG shall provide Buyer with such information such entity may reasonably request to enable it to verify any claims information pertaining to the Insignia/IESG FSA.

         (h) As soon as practicable following the Closing, Buyer shall take any and all necessary action to cause the trustee of a defined contribution plan of Buyer or one of its affiliates (such plan, the "Buyer's Savings Plan"), if requested to do so by an employee of either of the Companies following the Closing, to accept the direct "rollover" of all or a portion of such employee's account balance under Insignia's and IESG defined contribution plans (the "Insignia/IESG Savings Plan"), including, without limitation, to accept a rollover of any loans made by the Insignia/IESG Savings Plan to any such employee provided that Buyer receives reasonable assurances from Insignia or IESG that the Insignia/IESG Savings Plan satisfies the tax qualification requirements of section 401(a) of the IRC. From and after the Closing, Buyer shall cooperate with the reasonable requests of IESG to continue to withhold from the pay checks of employees who remain employed by either of the Companies following the Closing and who have outstanding loan balances in the Insignia/IESG Savings Plan and Buyer shall remit such withheld amounts to IESG in a timely fashion such that the outstanding loans do not go into default. Within 60 days following the Closing, Buyer shall amend the Buyer's Savings Plan to (a) provide for a matching contribution that is the same as the matching contribution provided to participants under the Insignia/IESG Savings Plan and
(b) permit participants to take out loans against their vested account balances in the same manner as provided under the Insignia/IESG Savings Plan. Any credit that employees of the Companies have with respect to participation and vesting under the Insignia/IESG Savings Plan shall be given to them under the Buyer's Savings Plan.

         (i)    Notwithstanding anything to the contrary set forth in this
Section 2.12, nothing contained in this Section 2.12 shall prohibit the Buyer or either of the Companies from terminating any Employee from and after the Closing Date.

         (j) Following the date that Buyer establishes the Buyer Welfare Plans pursuant to the provisions of this Section 2.12, nothing in this Section
2.12 shall (i) require Buyer or either of the Companies to maintain any Buyer Welfare Plan for any specified period of time or (ii) restrict Buyer's or the Companies' right to amend or terminate any Buyer's Savings Plan.

         2.13   AOL TIME WARNER COMMISSIONS

         (a) From and after the Closing, Buyer shall cause the Companies to pay to IESG the AOL Time Warner Commissions, as set forth on Schedule 2.13(a) under the column "Estimated Net to IDE", as and when such commissions are received, but only to the extent such Commissions are actually received by the Companies. If the Companies are required, pursuant to the applicable commission agreement, to refund any portion of the AOL Time Warner Commissions (which, for purposes of this sentence, means "Initial Gross Commission" as identified on
Schedule 2.13(a)) and, despite using their Best Efforts (without any obligation to initiate any Proceeding), the Companies are unable to cause any broker that has received an AOL Time Warner Commission to refund his or her portion thereof, IESG shall remit such AOL Time Warner Commission to the Companies, and the amount so remitted by IESG shall be added to the aggregate maximum cap of $500,000 payable to the Seller Parties with respect to such AOL Time Warner Commissions pursuant to Section 2.2(a)(ii), such that the maximum aggregate amount of such cap shall be equal to $500,000 plus the amount of all such refunds.

         (b) Buyer shall cause the Companies to pay to the applicable real estate broker(s), salesperson(s) and/or sales associate(s) the commission(s) relating to the AOL Time Warner Sales Contracts, as set forth on Schedule 2.13(a), as and when such commissions are received by the Companies.

         (c) Notwithstanding the foregoing, Buyer shall not be required to cause the Companies to remit to IESG any such AOL Time Warner Commissions received by the Companies until the first anniversary of the Closing Date. In the event that, on or before the first anniversary of the Closing Date, Buyer shall assert any Claim against IESG or Insignia pursuant to Section 10.2 hereof, Buyer may retain from any such AOL Time Warner Commissions an amount equal to the reasonable estimate of the Buyer Loss with respect to such Claim. Upon the final adjudication of such Claim, and subject to the provisions of Section 10.6(a), Buyer may offset the applicable Buyer Loss against the amount of AOL Time Warner Commissions so retained. Upon the first anniversary of the Closing Date, or thereafter upon receipt of any AOL Time Warner Commissions, Buyer shall cause the Companies to pay to IESG the AOL Time Warner Commissions, or such portion thereof that is not retained pursuant to the preceding sentence, and upon final adjudication of any Claim, or the failure of Buyer to submit to arbitration or file such Claim in accordance with Section 10.1(d) or 10.10, Buyer shall cause the Companies to pay to IESG any portion of the AOL Time Warner Commissions so retained and not applied to the final adjudication of such Claim. For the avoidance of doubt, (i) the provisions of this Section 2.13 shall not limit Buyer's indemnification rights pursuant to Article 10 hereof and (ii) Buyer shall not retain any portion of the AOL Time Warner Commissions pursuant to this Section 2.13 with respect to a Claim for which Buyer has retained the reasonable estimate of such Buyer Loss related thereto pursuant to Section 2.14.

         2.14   HOLDBACK OF PURCHASE PRICE


         In the event that, on or before the first anniversary of the Closing Date, Buyer shall assert any Claim against IESG or Insignia pursuant to Section
10.2 hereof, Buyer may retain from the Holdback Amount an amount equal to the reasonable estimate of the Buyer Loss with respect to such Claim. Upon the final adjudication of such Claim, and subject to the provisions of Section 10.6(a), Buyer may offset the applicable Buyer Loss against the amount of Holdback Amount so retained. Upon the first anniversary of the Closing Date, Buyer shall remit to IESG the Holdback Amount, or such portion thereof that is not retained pursuant to the preceding sentence, and upon final adjudication of any Claim, or the failure of Buyer to submit to arbitration or file such Claim in accordance with
Section 10.1(d) or 10.10, Buyer shall remit to IESG any portion of the Holdback Amount so retained and not applied to the final adjudication of such Claim. For the avoidance of doubt, (i) the provisions of this Section 2.14 shall not limit Buyer's indemnification rights pursuant to Article 10 hereof and (ii) Buyer shall not retain any portion of the Holdback Amount pursuant to this Section
2.14 with respect to a Claim for which Buyer has retained the reasonable estimate of such Buyer Loss related thereto pursuant to Section 2.13.

         2.14   TRANSITION OF BROKERAGE OPERATIONS

         Following the Closing, IESG will provide the Buyer with reasonable assistance in the combining of the IDE Business with Buyer's business. Such assistance will include the arranging of meetings by IESG between Buyer and the Employees. Notwithstanding the foregoing, Buyer acknowledges and agrees that IESG shall not be required to provide to the Buyer or the Companies any assistance regarding or related to information technology.

         2.15   SUBLEASE; COLLATERAL ASSIGNMENT

         Prior to the Closing IESG, as subtenant, and IRG, as sublandlord, have entered into a sublease in the form annexed hereto as Exhibit E with respect to a portion of the leased premises located at 205 East 42nd Street, New York, New York. On the Closing Date, IRG, as assignor, and IESG, as assignee, shall enter into a collateral assignment of lease with respect to the 42nd Street Lease in the form annexed hereto as Exhibit F.

         2.16   RETENTION OF COMMERCIAL BROKER

         Buyer agrees that if, at any time during the period between the Closing Date and the second (2nd) anniversary of the Closing Date, IDE or IRG (or Buyer or any Related Person of Buyer, on behalf of IDE or IRG) intends to engage or otherwise retain a broker or similar person for the purpose of leasing commercial space on its own behalf in the Restricted Area, Buyer shall give IESG an opportunity to be retained by Buyer, or IDE, IRG or such Related Person as its exclusive broker in connection with such assignment.

         2.17   LETTER OF CREDIT

         Within sixty (60) days following the Closing Date Buyer shall either
(i) replace the letter of credit, issued by The Bank of New York in the face amount of $62,500, relating to that certain lease agreement between IDE and 974 Madison Avenue Co. covering premises located at 980 Madison Avenue (the "980 Letter of Credit") with a substitute letter of credit, in the face amount of $62,500 satisfactory to the landlord thereunder or with cash or (ii) remit $62,500 to IESG in lieu of replacing the 980 Letter of Credit. In the event that Buyer elects to replace the 980 Letter of Credit with a substitute letter of credit or with cash pursuant to clause (i) hereof, Buyer shall deliver to IESG, within such 60-day period, the original 980 Letter of Credit.

         2.18   INSURANCE

         IESG covenants and agrees to maintain corporate liability coverage of $15,000,000 that provides an extended reporting period of six (6) years for Claims arising during the period of the Seller Parties' ownership of the Companies, with respect to any insurance that is presently maintained for the benefit of the Companies on a "claims-made" basis.

         2.19   AMENDMENT OF EMPLOYEE AGREEMENTS

         On the Closing Date Buyer (i) shall cause IDE to enter into an amendment of the employee agreement between Geoffrey P. Wharton and IDE, in the form annexed hereto as Exhibit G and (ii) shall cause IRG to enter into an amendment of the employee agreement between James V. O'Connor and IRG, in the form annexed hereto as Exhibit H.

         2.20   MILSTEIN CONTINGENT PAYMENT

         From and after the Closing neither Buyer nor IDE shall amend, modify or alter the terms or conditions of the Milstein Contingent Payment Obligations unless Insignia and IESG are released in full from their guarantee in respect of such Milstein Contingent Payment Obligations pursuant to the Milstein Purchase Agreement. Buyer shall promptly deliver to IESG any notice (including any calculation of the amount of the Milstein Contingent Payment Obligations) that is given or received by Buyer or IDE in connection with the Milstein Contingent Payment Obligations.

         2.21   CERTAIN RESIGNATIONS

         On the Closing Date, the persons listed on Schedule 2.22 shall resign as officers and/or directors of the Companies.

3.       REPRESENTATIONS AND WARRANTIES OF INSIGNIA AND IESG

         Insignia and IESG, jointly and severally, represent and warrant to
Buyer:

         3.1    ORGANIZATION AND GOOD STANDING

         (a) IDE is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware. Prior to the Closing Date, IRG was a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. As of the Closing Date IRG was converted into a limited liability company, and IRG is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware. Each Company has full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of the Companies is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) The Seller Parties have delivered to Buyer true and complete copies of the Organizational Documents of each of IDE and IRG, certified by the Secretary of State of Delaware in respect of documents filed with the Secretary of State and by the Secretary (or an Assistant Secretary) of the applicable Company in respect of all other Organizational Documents, in each case as in effect on the date of such certification.

         3.2    AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of each Seller Party, enforceable against such Seller Party in accordance with its terms. Except as set forth in Schedule 3.2(a) hereto, each Seller Party has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents.

         (b) Except as set forth in Schedule 3.2(b)-1 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by the applicable Seller Party will, directly or indirectly (with or without notice or lapse of time):

                (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Companies or such Seller Party or (B) any resolution adopted by the board of directors or the stockholders of such Seller Party;

                (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Companies or any of the assets owned or used by any of the Companies, may be subject, or to any Legal Requirement or Order to which the applicable Seller Party, or any of the assets owned or used by such Seller Party, may be subject;

                (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Companies or that otherwise relates to the Business of, or any of the assets owned or used by, any of the Companies;

                (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any Contract to which any of the Companies or such Seller Party is a party and which would have a Material Adverse Effect; or

                (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Companies, except Permitted Encumbrances.

Except as set forth Schedule 3.2(b)-2 hereof, no Seller Party nor any of the Companies is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner, lender or mortgage or other lien holder in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions and which would have a Material Adverse Effect if such Consent was not obtained. For purposes of this Section 3.2, the parties agree that the absence of consents respecting any of the real property leases listed in
Schedule 3.6 or leases for office equipment presently used by the Companies in the Ordinary Course of Business, copies of all of which have been made available to Buyer, shall be deemed not to have a Material Adverse Effect.

         3.3    CAPITALIZATION

         IESG is and will be on the Closing Date the sole owner of 100% of the membership interests of IRG, free and clear of all Encumbrances, other than Encumbrances to be released pursuant to the Lien Releases. IRG is and will be on the Closing Date the sole owner of 100% of the membership interests of IDE, free and clear of all Encumbrances. As of the Closing Date, no legend or other reference to any purported Encumbrance will appear upon any certificate representing equity securities of either Company. The instruments listed on
Schedule 3.3 represent all of the outstanding equity securities of the Companies. All of the outstanding equity securities of each Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Companies (other than as contemplated herein). No Person holds or is entitled to receive any stock or other option, warrant or other right to purchase or obtain equity securities of any of the Companies. To the Knowledge of Seller, none of the outstanding equity securities or other securities of the Companies were issued in violation of the Securities Act or any other Legal Requirement. Except as set forth on Schedule 3.3, the Companies do not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Upon completion of the Contemplated Transactions at the Closing, Buyer will become the sole record and beneficial owner of the Membership Interests, free and clear of all Encumbrances, unless created by Buyer and other than Encumbrances to be released pursuant to the Lien Releases.

         3.4    FINANCIAL STATEMENTS

         The Seller Parties have delivered to Buyer (i) internally prepared unaudited balance sheets of IRG and IDE as of December 31, 2002 (the "2002 Balance Sheets") and the related statement of income and cash flow for the fiscal year then ended (together with the 2002 Balance Sheets, the "2002 Financial Statements") (ii) internally prepared unaudited balance sheets of IRG and IDE as of December 31, 2001 (the "2001 Balance Sheets") and the related statement of income and cash flow for the fiscal year then ended (together with the 2001 Balance Sheets, the "2001 Financial Statements") and (iii) internally prepared unaudited balance sheets of IRG and IDE as of December 31, 2000 (the "2000 Balance Sheets" and the related statement of income and cash flow for the fiscal year then ended (together with the 2000 Balance Sheets, the "2000 Financial Statements" and, collectively with the 2002 Financial Statements and the 2001 Financial Statements, the "Financial Statements"). The Financial Statements fairly present, in all material respects, the financial condition and the results of operations and cash flows of the respective Company as at the respective dates thereof and for the periods covered thereby, all in accordance with GAAP and in accordance with the same accounting principles consistently applied by the Companies. The 2002 Balance Sheets are attached as
Schedule 3.4 hereto.

         3.5    BOOKS AND RECORDS

         The books of account, minute books, stock record books, and other records of each of the Companies, all of which have been made available to Buyer, are complete in all material respects. At the Closing, all of those books and records of each of the Companies will be in the possession of the applicable Company. Notwithstanding the foregoing, the documents and communications between and among Insignia, IESG, any Insignia or IESG Control Affiliate and/or the Companies and/or Representatives of any of them concerning the Contemplated Transactions shall be excluded from the assets of the Companies and assigned to IESG and shall not be in the possession of the Companies as of the Closing Date.

         3.6    TITLE TO PROPERTIES; ENCUMBRANCES

         None of the Companies owns any fee simple interest in real estate or any options to acquire such interests. Schedule 3.6 hereof contains a complete Schedule of all real property leaseholds held by the Companies, including the property, the address, and, with respect to the lease agreement applicable to such leasehold interest, the names of the parties, the date, and the termination date. The Seller Parties and/or the Companies have delivered to Buyer copies of the leases by which the Companies hold real property interests in the possession of the Seller Parties or the Companies and relating to such property or interests. The copies of such leases delivered to Buyer contain all the agreements between a lessor and the applicable Company respecting the terms and conditions of such Company's lease of the premises subject to such lease agreements. Other than with respect to the Intellectual Property Assets which shall be subject to representations and warranties in Section 3.22, the Companies hold good title, or leasehold title, as applicable, subject only to the matters permitted by the following sentence and otherwise herein, in all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are presently used in the operation of the Business, including all of the properties and assets reflected in the 2002 Financial Statements (except for personal property disposed of since the date of the 2002 Financial Statements in the Ordinary Course of Business) and all of the properties and assets purchased or otherwise acquired by the Companies since the date of the 2002 Financial Statements (except for personal property acquired and sold since the date of the 2002 Financial Statements in the Ordinary Course of Business and except as set forth on Schedule 3.16). All material properties and assets reflected in the 2002 Financial Statements are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the 2002 Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which would have a Material Adverse Effect, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the 2002 Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which would have a Material Adverse Effect, (c) Permitted Encumbrances.

         3.7    OWNERSHIP OF ASSETS; CONDITION AND SUFFICIENCY OF ASSETS

         Except for the Intellectual Property Assets, which shall be subject to the representations and warranties of Section 3.22 hereof, and other than the leased and licensed property described on Schedule 3.17(a), at the Closing the Companies will own and have good title, without Encumbrance, except Permitted Encumbrances and those Encumbrances set forth on Schedule 3.7(a), to all of the assets currently used in connection with the operation of the Business (including, without limitation, the assets set forth on Schedule 3.7(b)).

         3.8    ACCOUNTS RECEIVABLE

         (a) All accounts receivable of the Companies (the "Accounts Receivable") as determined in accordance with GAAP as consistently applied in the preparation of the 2002 Financial Statements, that are reflected on the 2002 Financial Statements or the accounting records of the Companies as of the Closing Time will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of Seller, there is no contest, Claim, or right of set-off under any Contract with any obligor under any of the accounts receivable of the Companies that are reflected on the 2002 Financial Statements or the accounting records of the Companies as of the Closing Time relating to the amount or validity of such Accounts Receivable. Notwithstanding the foregoing, no Breach of the representation set forth in this Section 3.8(a) shall be deemed to occur with respect to any Accounts Receivable which is not included as a Closing Receivable/Current Asset in the Final Closing Date Adjustment, nor shall any such Accounts Receivable be included in the calculation of the $350,000 basket referred to in Section 10.6 hereof.

         (b) Schedule 3.8(b) contains an approximate and materially accurate summary list of all Accounts Receivable as of January 31, 2003. The 2002 Financial Statements contain normal and adequate reserves for the possible uncollectibility of any such Accounts Receivable.

         3.9    ACCOUNTS PAYABLE

         (a) All accounts payable (including commissions, commission bonuses and other bonuses) of the Companies, (the "Accounts Payable") as determined in accordance with GAAP as consistently applied in the preparation of the 2002 Financial Statements, that are reflected on the 2002 Financial Statements or the accounting records of the Companies as of the Closing Time, represent, as of the respective dates thereof, valid obligations of the Companies arising in the Ordinary Course of Business.

         (b) Schedule 3.9(b) contains an approximate and materially accurate list of all Accounts Payable as of January 31, 2003.

         3.10   NO UNDISCLOSED LIABILITIES

         As of the Closing, to the Knowledge of Seller, the Companies will have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for: (i) liabilities and obligations provided for in the 2002 Balance Sheets or otherwise incurred in the Ordinary Course of Business between January 1, 2003 and the Closing Date or as set forth in the 2003 Budget, and (ii) the Continuing Liabilities. As of the Closing there will exist no liabilities between either of the Companies and any Seller Party or Control Affiliate thereof, other than as set forth on Schedule 3.25.

         3.11   TAXES

         (a) The Seller Parties have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to the Companies, to the extent required to be filed on or prior to the Closing Time. The Seller Parties have paid or caused to be paid, or made provision for the payment of, all Taxes that have or may become due as shown on such Tax Returns, or pursuant to any assessment received with respect thereto, except to the extent that such Taxes, if any, as are listed in Schedule 3.11(a) hereof, are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the 2002 Financial Statements. None of the Companies have filed or been subject to a Legal Requirement to file any Tax Returns with any Governmental Bodies outside the United States of America.

         (b) Schedule 3.11(b) hereof contains a complete and accurate list of all audits of all Tax Returns filed by or with respect to the Companies from December 31, 1997 through the Closing Date, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of any audits have been paid, reserved against, settled, or, as described in Schedule 3.11(a), are being contested in good faith by appropriate proceedings. Schedule 3.11(b) hereof describes all adjustments to the United States federal income Tax Returns filed with respect to the Companies or any group of corporations including the Companies for all Taxable years since December 31, 1997, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.11(b) hereof, neither the Seller Parties nor any of the Companies has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Companies or for which the Companies may be liable.

         (c) To the Knowledge of Seller, there exists no proposed Tax assessment against the Companies except as disclosed in the 2002 Balance Sheets or in Schedule 3.11(c) hereof. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Companies. All Taxes that the Seller Parties or the Companies are or were required by Legal Requirements to withhold or collect by or on behalf of the Companies have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns referred to in Section 3.11(a) hereof have been accurately prepared in all respects. There is no Tax sharing agreement that will require any payment by the Companies after the date of this Agreement.

         (e) The Companies possess and maintain business records containing all information necessary for the preparation of 2003 federal and state information returns for the period through the Closing Time customarily prepared by the Companies.

         (f) The Seller Parties have made available to Buyer copies of all such Tax Returns filed by or on behalf of the Companies from December 31, 1997 through the Closing Date which Buyer has requested.

         (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) existing upon the Companies, any of the Membership Interests thereof or the DE Marks.

         (h) Except for the group of which the Seller Parties are presently members, the Companies have never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the IRC.

         (i) The Companies have assumed no obligation to make a payment that is not deductible under Section 280G of the IRC or any similar provision of state, local or foreign law.

         (j)    IRG and IDE are disregarded entities under Treasury Regulations
Section 301.7701-3(b)(ii) and will not make an election under Treasury Regulations Section 301.7701-3(c) to be treated as an association taxable as a corporation.

         3.12   NO MATERIAL ADVERSE CHANGE

         Except as set forth in Schedule 3.16, and except for changes related to changes in general economic conditions and the economic conditions in the real estate industry, from December 31, 2002, through the Closing Date there has not been any change in the business, client relations, operations, properties, prospects, assets, or condition of any of the Companies which has resulted in a Material Adverse Effect, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

         3.13   EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         (a) Schedule 3.13(a)(1) lists each employment, service, severance, change in control, non-compete and consulting agreement between any Employee, director, consultant, or independent contractor and the Companies (the "Employee Agreements"). Schedule 3.13(a)(2) describes all bonus, deferred compensation, stock option, stock appreciation right, vacation and other agreements or fringe benefit plan, arrangement or practice of the Companies which are maintained solely for the benefit of their former and current Employees, including, without limitation, all applicable "employee benefit plans" as defined by Section 3(3) of ERISA (the "Employee Benefit Plans"). Schedule 3.13(a)(3) describes all Seller Plans which provide benefits to former or current Employees of the Companies.

         (b) No Employee Benefit Plan is an "employee pension benefit plan" under Section 3(2) of ERISA.

         (c) Except as otherwise required by Legal Requirements, none of the Companies have any commitment, whether formal or informal, (i) to create any additional Employee Benefit Plan; (ii) to modify or change any Employee Benefit Plan; or (iii) to maintain for any period of time any Employee Benefit Plan.

         (d) Except as set forth in Schedule 3.13(d), the Employee Benefit Plans have been operated in compliance, in all material respects, with their terms and with applicable Legal Requirements. To the extent that the Companies or the Buyer could have liability following the

Closing, the Seller Plans have been operated in compliance, in all material respects, with their terms and with applicable Legal Requirements.

         (e) None of the Employee Benefit Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in IRC Section 4980B(g) and ERISA Section 607.

         (f) None of the Companies nor any Seller Party maintains or contributes or ever has maintained or contributed to any "employee pension benefit plan" that is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the IRC to the extent that Buyer or the Companies will have any liability following the Closing.

         (g) The Companies have paid to their respective Employees the "year end" bonuses attributable to such Employees performance during fiscal year 2002, in an aggregate amount equal to the amount accrued for 2002 accrued incentives on the 2002 Financial Statements.

         (h) Except as may be required by applicable law, neither of the Companies is obligated to pay any unused sick leave to any employees upon termination of their employment with the Companies.

         3.14   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

         (a)    Except as set forth in Schedule 3.14(a) hereof:

                (i) Each of the Companies is in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or use of any of its assets, except for those the absence of which would not have a Material Adverse Effect;

                (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or could reasonably be expected to result in a violation by any of the Companies of, or a failure on the part of the Companies to comply with, any Legal Requirement which would have a Material Adverse Effect; and

                (iii) None of the Companies have received at any time from January 1, 2000 through the Closing Date any notice or other communication (whether oral or written) from U. S. Department of Housing and Urban Development or any other Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement which would have a Material Adverse Effect.

         (b) Schedule 3.14(b) contains a list of each Governmental Authorization that is required by the Companies to lawfully conduct and operate the Business in the manner presently conducted, except for those the absence of which would not have a Material Adverse Effect. Except as set forth in Schedule 3.14(b), each of the Companies is, in all material respects, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14(b), and each such Governmental Authorization is valid and in full force and effect. Schedule 3.14(b) contains a list that is true and complete in all material respects of all "associate real estate brokers" and all "real estate salespersons" that are working under the name of either of the Companies. Other than as set forth on Schedule 3.14(b), to the Knowledge of Seller, the Companies have not received any written notice from the Department of State - Division of Licensing Services revoking or suspending the license of, or from January 1, 2002 through the Closing Date, reprimanding or fining any of, the individuals listed on Schedule 3.14(b). Other than the representations expressly contained in this Section 3.14, none of the Seller Parties makes any representation as to whether the individuals listed on Schedule 3.14(b) are in compliance with applicable real estate licensing requirements of any applicable jurisdiction including, without limitation, any continuing education requirements.

         3.15   LEGAL PROCEEDINGS; ORDERS

         (a) Schedule 3.15(a) hereof sets forth all pending Proceedings: (i) that have been commenced by or against any of the Companies and which seek damages in excess of $50,000; or (ii) that could reasonably be expected to have a Material Adverse Effect on the Companies; or (iii) that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or to the Knowledge of Seller, otherwise adversely interfering with, any of the Contemplated Transactions. Except as set forth in Schedule 3.15(a), and other than any Proceedings the responsibility for which IESG will assume pursuant to Section 10.9 hereof, to the Knowledge of Seller, no such Proceeding has been Threatened against either of the Companies or, with respect to clause
(iii) hereof, any Seller Party.

         (b) Except as set forth in Schedule 3.15(b) hereof (i) there is no Order to which any of the Companies, or any of the assets owned or used by any of the Companies, is subject, which could reasonably be expected to have a Material Adverse Effect, (ii) neither any Seller Party, nor, to the Knowledge of Seller, any agent or independent contractor of the Companies is subject to any Order that relates to the Business of, or any of the assets owned or used by, the Companies, which could reasonably be expected to have a Material Adverse Effect, (iii) no officer or director of either of the Companies, and to the Knowledge of Seller, no agent, independent contractor or Employee of any of the Companies is subject to any Order that prohibits such officer, director, agent, independent contractor or Employee from engaging in or continuing any conduct, activity, or practice relating to the Business and (iv) neither any Seller Party nor any of the Companies has received, at any time from January 1, 2002 through the Closing Date, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Companies, or any of the assets owned or used by any of the Companies, is or has been subject and which could reasonably be expected to have a Material Adverse Effect.

         3.16   ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Schedule 3.16 hereof or called for under the terms of this Agreement, from January 1, 2003 through the Closing Date, the Companies have conducted their Business only in the Ordinary Course of Business and there has not been any:

         (a) change in the Companies' authorized or issued capital stock or membership interests, as applicable; grant of any stock option, warrant or right to purchase shares of capital stock or membership interests, as applicable, of the Companies; issuance of any security or instrument convertible into or exchangeable for such capital stock or membership interests, as applicable; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any of the Companies of any shares of any such capital stock or membership interests, as applicable; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or membership interests, as applicable;

         (b) amendment to the Organizational Documents of any of the Companies;

         (c) any increase by the Companies of any bonuses, salaries, or other compensation to any director, officer or Employee of the Company, or entry into any employment, severance, or similar Contract between either of the Companies and any director, officer, agent, independent contractor or Employee, except as set forth in the 2003 Budget;

         (d) except in the Ordinary Course of Business or as otherwise set forth in the 2003 Budget, adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan for or with any Employees of the Companies;

         (e) uninsured damage to or destruction or loss of any asset or property of the Companies which has materially and adversely affected the properties, assets, business, financial condition, or prospects of any one of the Companies, taken as a whole;

         (f) except in the Ordinary Course of Business, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to either Company of at least $50,000;

         (g) except in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property of the Companies, or mortgage or pledge of any asset or property of the Companies, or imposition of any lien or other encumbrance on any asset or property of the Companies (except for Permitted Encumbrances), including the sale, lease, or other disposition of any of the Intellectual Property Assets;

         (h) except in the Ordinary Course of Business, cancellation or waiver of any Claims or rights with a value to the Companies in excess of $50,000;

         (i)    material change in the accounting methods used by the Companies;
or

         (j) Contract, whether oral or written, by any of Companies or IESG to do any of the foregoing.

         3.17   CONTRACTS; NO DEFAULTS

         (a)    Schedule 3.17(a) contains a true and accurate list of:

                (i) all Applicable Contracts to which a Company is a party, or by which any of the assets and properties of either of the Companies is bound, which either (i) involve an obligation of the Company to make payments or purchase any goods or services in any year in excess of $50,000 or (ii) involve performance of services or delivery of goods or services to the Companies in any year in excess of $50,000;

                (ii) all office and equipment leases to which the Company is a party, or by which any of the assets and properties of either of the Companies is bound, which involve a lease or installment payment in any year in excess of $25,000;

                (iii) all collective bargaining or other related labor agreements to which either of the Companies is a party: and

                (v) any other contract to which a Company is a party which was not entered into in the Ordinary Course of Business and which is not otherwise set forth on Schedule 3.17(a).

         (b) True and complete copies of all the Applicable Contracts listed on Schedule 3.17(a) and the Employee Agreements listed on Schedule 3.13(a) or, if unwritten, reasonably complete and accurate written descriptions of such Contracts, together with all amendments and supplements thereto and all waivers of any of the terms thereof, have been delivered to Buyer.

         (c) Set forth on Schedule 3.17(c) are (i) copies of the current standard form exclusive listing agreement of IDE in effect as of the Closing Time, (ii) copies of the standard form management contract of IRG in effect as of the Closing Time and (iii) a list of the properties managed by IRG as of the Closing Time. In addition, prior to the Closing Date IESG has delivered to Buyer a copy of the Peter Cooper Village/Stuyvesant Town management agreement. The management fees set forth on Schedule 3.17(c) are accurate, in all material respects, as of the Closing Date.

         (d) Each Applicable Contract listed on Schedule 3.17(a) or Schedule 3.22(b), and each Employee Agreement listed on Schedule 3.13(a), is in full force and effect and constitutes the entire agreement with respect to the parties thereto regarding the subject matter thereof. Each of the Companies has performed in all material respects all of its obligations under each Applicable Contract in accordance with the terms thereof. Neither the Companies nor any Seller Party has received any written notice of default in connection with the performance of any obligation, agreement or condition contained in any Applicable Contract and, to the Knowledge of Seller, no other party to any Applicable Contract is in default thereunder.

         3.18   INSURANCE

         The Companies have adequate insurance against such losses and risks, and in such amounts, as the management of the Companies believes to be prudent and customary for the Business in light of the commercially reasonable practices in the industry. None of such insurance policies will continue for the benefit of Buyer after the Closing. Schedule 3.18 hereto contains a description of all material insurance policies maintained by any Seller Party that covers losses and risks relating to the Seller Parties and their respective subsidiaries and affiliates, including the Companies.

         3.19   ENVIRONMENTAL MATTERS

         Except as set forth in Schedule 3.19, neither the Companies nor, to the Knowledge of Seller, any other Person for whose conduct the Companies are or may be held responsible, has received any citation, directive, inquiry, notice, Order, summons, warning, or other written communication (other than general notices required to be delivered by applicable law) that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities, in each case (i) with respect to any real property owned or leased or (ii) with respect to real property operated by any of the Companies from January 1, 2000 through the Closing Date and which would have a Material Adverse Effect on any of the Companies from January 1, 2000 through the Closing Date.

         3.20   EMPLOYEES

         Schedule 3.20 hereof contains a materially accurate list or description of the following information for each Employee of the Companies, including each Employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable pursuant to the 2003 Budget; and hire date. From January 1, 2003 through the Closing Date, (i) no officer or key Employee of a Company has terminated his or her employment with such Company, and (ii) neither Company has terminated the employment of any of its officers or key Employees. The Companies have complied in all material respects with all Legal Requirements governing employee-employer relations including, without limitation, all Legal Requirements relating to the amount and payment of wages and those prohibiting discrimination in hiring and employment. No individual who is a common-law employee of the Companies has been treated as an independent contractor or other non-employee classification from January 1, 2000 through the Closing Date.

         3.21   LABOR RELATIONS

         From January 1, 2002 through the Closing Date, except as disclosed in
Schedule 3.17(a), none of the Companies have been, and none is now, a party to any collective bargaining or other labor Contract (other than the Employee Agreements), and, to the Knowledge of Seller, no union has sought or claimed to represent any employees of the Companies between January 1, 2000 and the Closing Date.

         3.22   INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets. The term "Intellectual Property Assets" means all right, title and interest of the Companies, to the extent of such interest, to:

                (i) the fictitious business and trading names used by the Companies in the Ordinary Course of Business and set forth on Schedule 3.22(a);

                (ii) all copyrights owned by a Company in both published works and unpublished works (collectively, "Copyrights");

                (iii) all know-how, trade secrets, confidential information and technical information, including IDE's historical database of residential real estate sales in the New York metropolitan area (collectively, "Trade Secrets") owned or licensed by the Companies as licensee or licensor; and

                (iv) all software, including source and object code for software, developed by or for or used by one or more of the Companies in the Ordinary Course of Business to the extent the intellectual property rights to source and/or object code are owned or licensed by the Companies (collectively "Software").

         Notwithstanding the foregoing, Intellectual Property Assets shall not include any license implied by the sale or lease of a product or any perpetual, paid-up license for generally available software programs, which software has a value of less than $10,000 under which any of the Companies is the licensee (the "Commercial Licenses"). For clarification purposes, Intellectual Property Assets do not include the Seller IT Assets listed on Schedule 2.10(i).

         (b) Agreements. Schedule 3.22(b) hereof contains a complete and accurate list and summary description of all Contracts relating to the Intellectual Property Assets (other than Commercial License) to which either of the Companies is a party or by which either of the Companies are bound.

         (c) Intellectual Property Necessary for the Business. The Intellectual Property Assets, DE Marks, DE Domain Names, Commercial Licenses, IDE License, and IRG License comprise all of the ownership rights in or license to use the intellectual property necessary for the operation of the Companies' Business as currently conducted (other than Seller IT Assets). After the Closing and during the Transition Period, one or both of the Companies shall have the right to use or the benefit of such intellectual property (including the Seller IT Assets) in the manner in which such assets are currently used in the Business of the Companies, subject to the obligation to pay licensing, support and/or maintenance fees in the Ordinary Course of Business. Except for the intellectual property assets and related agreements set forth on Schedule 3.22(c), the right to use such intellectual property shall continue after the Transition Period, subject to the obligation to pay licensing and/or maintenance fees in the Ordinary Course of Business. Except for the Seller IT Assets, no Seller Party or Control Affiliate thereof (other than IRG) will have any right, title or interest in the Intellectual Property Assets following the Closing Date.

         (d) Software. Except as set forth on Schedule 3.22(d), in respect of Software that is an Intellectual Property Asset, there are no outstanding and, to the Knowledge of Seller, no Threatened disputes or Claims alleging that any of the Companies' use of such Software infringes the rights of any third Person.

         (e) Patents. The Companies have not been issued any patents, and the Companies have no pending patent applications.

         (f) Trademarks. Except as described in Schedule 3.22(f), there are no outstanding, and, to the Knowledge of Seller, no Threatened disputes or Claims with respect to the DE Marks. All DE Marks which are registered trademarks and service marks are valid, enforceable, subsisting and in full force and effect. To the Knowledge of Seller, there is no unauthorized use, infringement, or misappropriation of any of the DE Marks by any Person. Insignia IP has the right to assign the DE Marks to Buyer. Except with respect to the Companies, Insignia IP has not granted to any Person and no Person has any rights to the DE Marks.

         (g) Copyrights. In respect of copyrights that are Intellectual Property Assets, except as set forth on Schedule 3.22(g), (i) none of the Companies own any right, title, or interest in any registered Copyright, and
(ii) there are no outstanding and, to the Knowledge of Seller, no Threatened disputes or Claims with respect to the Copyrights of any third Person.

         (h) Trade Secrets. In respect of the Trade Secrets that are Intellectual Property Assets, IESG and the Companies have taken reasonable precautions to protect the secrecy, confidentiality, and value of such Trade Secrets, and there are no outstanding and, to the Knowledge of Seller, no Threatened disputes or Claims with respect to such Trade Secrets.

         (i) Employee Agreements. No officer and to the Knowledge of Seller, no Employee of the Companies is a party to any Contract that (i) restricts or limits in any way the scope or type of work in which such officer or Employee may be engaged or (ii) requires such officer or Employee to transfer, assign, or disclose information concerning the Employee's work to anyone other than the Companies or (iii) materially and adversely affects the ability of the Companies to conduct their Business as presently conducted.

         (j) No Infringement. There are no outstanding and, to the Knowledge of Seller, no threatened disputes or Claims, with respect to the Intellectual Property Assets. DE Marks, DE Domain Names, Commercial Licenses, IDE License or IRG License.

         3.23   CERTAIN PAYMENTS

         Neither the Companies nor any director or officer of the Companies, or any other Person acting for or on behalf of the Companies has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement.

         3.24   DISCLOSURE

         No representation or warranty of Insignia or IESG in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of any Insignia or IESG to Buyer or its Representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.25   RELATIONS WITH RELATED PERSONS

         Except as set forth in Schedule 3.25 hereof or as otherwise called for under the terms of this Agreement, neither any Seller Party nor any Control Affiliate or Related Person thereof is a party to any Contract with, or has any Claim or right against, any of the Companies.

         3.26   BROKERS OR FINDERS

         The Seller Parties and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.27   REPRESENTATIONS COMPLETE

         Except as and to the extent set forth in this Agreement, no Seller Party makes any representation or warranty whatsoever to Buyer, and each of the Seller Party's hereby disclaim all liability and responsibility for any representation, warranty, statement or information not included in this Agreement that was made, communicated or furnished (orally or in writing) to the Buyer or its Representatives (including any opinion, information, projection, or advice that may have been provided to the Buyer or its Representatives by any Seller Party or Representative of any Seller Party).

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Seller Parties as follows:

         4.1    ORGANIZATION

         (a) Buyer is a limited liability company, duly formed, validly 1existing, and in good standing under the laws of the State of New York, with full power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, and to own or use the properties and assets that it purports to own or use. Buyer is duly qualified to do business as a foreign entity and is in good standing in each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) Buyer has delivered to the Seller Parties copies of the Organizational Documents of Buyer, certified by the Secretary of State of New York in respect of documents filed with the Secretary of State of New York and by a Manager of Buyer in respect of all other Organizational Documents, in each case as in effect on the date of such certification.

         4.2    AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Except as set forth in Schedule 4.2(b)-1 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer or (B) any resolution adopted by the members or managers of Buyer;

                (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

                (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer;

                (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract (including without limitation any loan documents) to which Buyer is a party; or

                (v) give any person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions.

Except as set forth in Schedule 4.2(b)-2 hereof, Buyer is not required to give any notice to or obtain any Consent from any Person, including without limitation, any owner or mortgage/lien holder, in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3    INVESTMENT INTENT

         (a) Buyer is acquiring the Membership Interests for investment for its own account, and not as a nominee or agent for any other Person, and not with a view to their distribution or distribution within the meaning of Section 2(11) of the Securities Act, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

         (b) Buyer is an "accredited investor", as defined in Rule 501(a) of Regulation D under the Securities Act.

         (c) Buyer has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Membership Interests. Buyer has had the opportunity to ask questions of, and receive answers from, the Seller Parties and their respective officers, directors, and management regarding the Companies' business, management and financial affairs and the terms and conditions of the offer and sale of the Membership Interests pursuant to this Agreement, and to obtain addition information (to the extent the Seller Parties possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Buyer or to which Buyer has access. The foregoing representation does not, in any way, limit or modify the representations and warranties of Insignia and IESG set forth in Article 3 hereof.

         (d) Buyer understands that the purchase of the Membership Interests involves substantial risk. Buyer has substantial experience in evaluating and making private acquisitions of securities and companies similar to the Membership Interests and the Companies, such that Buyer is capable of evaluating the relative merits and risks of an investment in the Membership Interests, can fend for itself and protect its own interests and can bear the economic risk of the entire loss of such investment.

         4.4    BROKERS OR FINDERS

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.5    BROKERAGE LICENSES

         Buyer acknowledges that maintaining appropriate broker licenses is required for the continued operation of the IDE Business and the IRG Business following the Closing.


5.       COVENANTS OF THE SELLER PARTIES PRIOR TO CLOSING DATE

         5.1    REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, the Seller Parties will make, and will cause the Companies to make, all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Seller Parties will, and will cause the Companies to, (i) cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer in obtaining all Consents identified in Schedule 4.2(b)-2.

         5.2    CURRENT INFORMATION

         During the period from the date of this Agreement to the Closing Date, IESG will, and will cause the Companies to, cause one or more of their representatives to confer on a regular and frequent basis with representatives of Buyer to report on the general status of the Companies' ongoing operations. IESG will, and will cause the Companies to, promptly notify Buyer of any material change in the normal course of the business of the Companies or in the operation of the Business and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Companies, or IESG, to the extent such material litigation could reasonably be expected to affect the business of the Companies or the consummation of the Contemplated Transactions, and will keep Buyer fully informed with respect to such events.

         5.3    OPERATIONS PRIOR TO CLOSING DATE

         In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, IESG will:

         (a) cause the Companies to conduct their Business only in the Ordinary Course of Business, including the payment of Ordinary Course of Business obligations when such obligations first become due and payable, except as otherwise provided in Article 2 hereof;

         (b) use their Best Efforts to cause the Companies to preserve intact the current organizations of the Companies, keep available the services of the current Employees and agents of the Companies and maintain the relations and goodwill with customers, landlords, creditors, employees, agents, and all others having business relationships with the Companies, in each case as done in the Ordinary Course of Business;

         (c) During the period from the date hereof to and including the Closing Date, except (i) as expressly contemplated hereby, and (ii) as provided in Section 5.3(a), without the prior written Consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed none of the Companies will have:

                (i) disposed of any assets of the Companies, except in the Ordinary Course of Business; or

                (ii) granted any material increase in the rate of wages, salaries, bonuses or other remuneration of any Employees or affiliated sales agents other than the annual increase in wages and bonuses given in the Ordinary Course of Business.

         5.4    MISCELLANEOUS AGREEMENTS AND CONSENTS

         The Seller Parties will use their Best Efforts to, and will cause the Companies to use their Best Efforts to: (a) satisfy all the conditions precedent to their own and all other parties' obligations hereunder; and (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. The Seller Parties agree to execute, and agree to cause the Companies to execute, as promptly as practicable and at the reasonable request of Buyer before, on or after the Closing Date, any documents or materials related to the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of the Companies prior to the Closing Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer, if any, of the bank accounts of the Companies.

         5.5    ACCESS AND INVESTIGATION; DELIVERY

         Between the date of this Agreement and the Closing Date, IESG will cause the Companies to:

         (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") reasonable access to: (i) the Specified Individuals, and
(ii) at locations reasonably designated by IESG, Applicable Contracts, books and records, and other documents and data;

         (b) promptly deliver or make available to Buyer and Buyer's Advisors copies of all Applicable Contracts, books and records, and other existing documents and data regarding the Business as Buyer may reasonably request; and

         (c) promptly deliver or make available to Buyer and Buyer's Advisors such additional financial, operating, and other data and information regarding the Business as Buyer may reasonably request.


6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1    APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Buyer will make, and will cause each of its Related Persons to make, all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with the Seller Parties with respect to all filings that the Seller Parties are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with the Seller Parties in obtaining all Consents identified in
Schedule 3.2 hereof.

         6.2    MISCELLANEOUS AGREEMENTS AND CONSENTS

         Buyer shall use its Best Efforts to: (a) satisfy all the conditions precedent to its own and all other parties' obligations hereunder; and (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. Buyer agrees to execute, as promptly as practicable and at the reasonable request of Seller Parties before, on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement.


7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1    ACCURACY OF REPRESENTATIONS

         All of the representations and warranties of Insignia and IESG in this Agreement (considered without any materiality qualification), shall be accurate as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, excluding any representations and warranties expressly made as of a particular date, which shall be accurate in all material respects as of such date, except for any inaccuracy in such representatives and warranties which would not have (i) a Material Adverse Effect or (ii) a material adverse effect on a Seller Party's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by such Seller Party pursuant hereto.

         7.2    PERFORMANCE

         (a) Each of the covenants and obligations that the Seller Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, shall have been duly performed and complied with in all material respects.

         (b) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with this Agreement, by the Seller Parties, shall have been entered into, delivered and/or taken, as applicable.

         7.3    ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Buyer:

         (a) Resolutions of each of the Seller Parties' board of directors or managers, as applicable, authorizing the execution, delivery and performance of this Agreement and the Sellers' Closing Documents to which such Seller Party is a party; and

         (b) Copies of the Organizational Documents of each of the Seller Parties and the Companies, certified by the Secretary of State of the State of Delaware;

         (c) A certificate of good standing of each of the Seller Parties and each of the Companies, dated as of a recent date and certified, in each case, by the Secretary of State of the State of Delaware as to each such party's due incorporation and good standing; and

         (d) An opinion of counsel for the Seller Parties, dated the Closing Date, in the form of Exhibit H.

         7.4    NO PROCEEDINGS

         There must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.5    NO CLAIM REGARDING MEMBERSHIP INTEREST

         There must not have been made or Threatened by any Person any Claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any membership interest or any other voting, equity, or ownership interest in, any of the Companies, or (b) is entitled to all or any portion of the Purchase Price.


8.       CONDITIONS PRECEDENT TO THE SELLER PARTIES' OBLIGATION TO CLOSE

         The Seller Parties' obligation to consummate the Contemplated Transactions and to take the other actions required to be taken such Seller Party at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by IESG, in whole or in part):

         8.1    ACCURACY OF REPRESENTATIONS

         All of Buyer's representations and warranties in this Agreement (considered without any materiality qualification) shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, excluding any representations and warranties expressly made as of a particular date, which shall be accurate in all material respects as of such date.

         8.2    BUYER' S PERFORMANCE

         (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (including payment of the Closing Amount) shall have been duly performed and complied with in all material respects.

         (b) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with this Agreement by Buyer, shall have been entered into, delivered and/or taken, as applicable.

         8.3    ADDITIONAL DOCUMENTS

         Each of the following shall have been delivered to the Seller Parties:

         (a) Resolutions of Buyer's board of managers, authorizing the execution, delivery and performance of this Agreement and Buyer's Closing Documents;

         (b) Copies of the Organizational Documents of Buyer, certified by the Secretary of State of the State of New York;

         (c) A certificate of good standing of Buyer, dated as of a recent date, certifying as to Buyer's due formation and good standing, as certified by the Secretary of State of the State of New York; and

         (d) An opinion of counsel for Buyer, dated as of the Closing Date, in the form of Exhibit I.

8.4      NO PROCEEDINGS

         There must not have been commenced or Threatened against any Seller Party, or against any Person affiliated with and Seller Party, any Proceeding
(a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

9.       INTENTIONALLY OMITTED

10.      INDEMNIFICATION; REMEDIES

         10.1   SURVIVAL

         (a) Except as otherwise provided below, all representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will survive the Closing until the second (2nd) anniversary of the Closing Date.

         (b) The representations and warranties of Insignia and IESG contained in Sections 3.1(a) and 3.2(a), 3.2(b)(i) and 3.3 of this Agreement shall survive indefinitely, and the representations and warranties of Insignia and IESG contained in Sections 3.11 and 3.13 shall survive until the sixth (6th) anniversary of the Closing Date.

         (c) The representations and warranties of Buyer contained in Sections 4.1(a), 4.2(a) and 4.2(b)(i) of this Agreement shall survive indefinitely.

         (d) Notwithstanding the foregoing, if prior to the expiration of the survival period with respect to any Claim for indemnity hereunder pursuant to
Section 10.2(a) or 10.3(a), the Indemnifying Parties (as defined herein) shall have been notified of such Claim with reasonable specificity, with a non-binding estimate of the amount of the damages thereunder, if practicable, and the claim shall have been submitted to arbitration or filed as applicable within one hundred twenty (120) days after the otherwise applicable expiration date of the survival period, and such Claim shall not have been finally resolved before the expiration of such survival period, any representation or warranty that is the basis for such Claim shall continue to survive as to such claim and shall remain a basis for indemnity as to such Claim until such claim is finally resolved.

         (e) No investigation by Buyer of any of the operations, properties, books, files or records of the Companies shall constitute a waiver or relinquishment by Buyer of its right to rely on the representations and warranties of the Seller Parties contained herein.

         10.2   INDEMNIFICATION BY INSIGNIA AND IESG

         Insignia and IESG will, jointly and severally, indemnify, defend and hold harmless Buyer, the Companies, and their respective officers, managers, directors, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, Claim, damage, cost or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) and, other than with respect to Section 10.2(d) or (e), whether or not involving a third-party Claim (collectively, "Buyer Loss"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by a Seller Party in this Agreement;

         (b) any Breach by any Seller Party of any covenant or obligation of a Seller Party in this Agreement (including but not limited to payment of any Seller Retained Liabilities, as such Seller Retained Liabilities become due);

         (c) subject to the provisions of Section 10.9 hereof, any Claim pending or Threatened on the Closing Date against (i) either or both of the Companies or (ii) Insignia IP (to the extent related to the DE Marks), including, but not limited to, any such loss, liability, claim, damage, cost, or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) incurred or paid by Buyer or any of the Companies on account of being required to comply with any Order issued in any Proceeding that restricts or otherwise materially affects Buyer's ability to conduct the Business in the manner in which the Business was conducted by the Companies immediately prior to the Closing Date;

         (d) any conduct, action, or inaction of either or both of the Companies or Insignia IP (to the extent related to the DE Marks) accruing, occurring, arising or related to the period prior to the Closing, to the extent attributable to such period, whether known or unknown on the Closing Date, or any circumstances related to the operation, management or ownership of the Companies occurring, arising or related to the period on or prior to the Closing, to the extent attributable to such period, whether known or unknown on the Closing Date, and only if such Buyer Loss arises out of a third-party Claim, except to the extent that any liability arising in connection with any of the above is included in the Continuing Liabilities, and except, further, to the extent that any liability arises out of any disturbance or exacerbation of an environmental condition (such as asbestos-containing materials, lead paint and mold) occurring after the Closing that, but for such disturbance or exacerbation, would not have given rise to any liability; or

         (e) any liabilities or obligations of either or both of the Companies or Insignia IP (to the extent related to the DE Marks) of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, accruing, occurring, arising or related to the period prior to the Closing Time, to the extent attributable to such period, and only if the Buyer Loss arises out of a third-party Claim, except to the extent that any liability arising in connection with any of the above is included in the Continuing Liabilities, and except, further, to the extent that any liability arises out of any disturbance or exacerbation of an environmental condition (such as asbestos-containing materials, lead paint and mold) occurring after the Closing that, but for such disturbance or exacerbation, would not have given rise to any liability.

         The indemnification obligations of Insignia and IESG pursuant to
Section 10.2(c) through (e) exist whether or not such obligations may also arise as a Breach under Section 10.2(a) or (b) above, or whether the survival period for any representations or warranties has expired. Except as expressly set forth herein, the remedies provided for in this Section 10.2 only apply after the Closing and are the sole and exclusive remedies of the Buyer and the other Buyer Indemnified Persons after the Closing in respect of the subject matter hereof, except that the remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Buyer Indemnified Persons arising from (i) any fraud, deceit, or intentional misrepresentation by any Seller Party, (ii) arising from a breach of a covenant to be performed by a Seller Party or a Control Affiliate thereof under the terms of this Agreement prior to, at, or after the Closing (including, without limitation, pursuant to Section 2.8 hereof), or (iii) any liability under federal securities laws and regulations.

         10.3   INDEMNIFICATION BY BUYER

         Buyer will indemnify, defend and hold harmless Insignia and IESG and their respective officers, managers, directors, controlling persons, and affiliates (collectively, the "Seller Indemnified Persons"), and will pay to the Seller Indemnified Persons, the amount of, any loss, liability, Claim, damage, cost or expense (including the reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party Claim (collectively, "Seller Loss") arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by Buyer in this Agreement;

         (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement;

         (c) any conduct, action, or inaction of either or both of the Companies occurring, arising or related to the period after the Closing, to the extent attributable to such period, or any circumstance related to the operation, management or ownership of the Companies, occurring, arising or related to the period after the Closing (whether known or unknown on the Closing
Date), to the extent attributable to such period, and including liability arising in connection with the Continuing Liabilities, except to the extent such conduct, action or inaction of either or both of the Companies is also a Breach of a representation or warranty made by a Seller Party in this Agreement;

         (d) any failure to obtain a consent from or give notice to any Person pursuant to any Applicable Contract consisting of a real property lease that is required in connection with the Contemplated Transactions; or

         (e) any failure to pay the Continuing Liabilities, as such Continuing Liabilities become due.

The indemnification obligations of Buyer pursuant to Sections 10.3(c) and (e) exist whether or not such obligations may also arise as a Breach under Sections 10.3(a) or (b) above, or whether the survival period for any representations or warranties has expired. Except as expressly set forth herein, the remedies provided for in this Section 10.3 only apply after the Closing and are the sole and exclusive remedies of the Seller Parties and the other Seller Indemnified Persons after the Closing in respect of the subject matter hereof, except that the remedies provided in this Section 10.3 will not be exclusive of or limit any other remedies that may be available to the Seller Parties or the other Seller Indemnified Persons arising from (i) any fraud, deceit, or intentional misrepresentation by Buyer, (ii) arising from a breach of a covenant to be performed by Buyer under the terms of this Agreement prior to, at, or after the Closing, or (iii) any liability under federal securities laws and regulations.

         10.4   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

         (a) Promptly after receipt by any Person entitled to indemnification under Section 10.2 or 10.3 (an "Indemnified Party") of notice of any demand, claim or Proceeding (a "Claim") against it, such Indemnified Party will, if a Claim for indemnification is to be made against a party required to provide indemnification pursuant to Section 10.2 or 10.3 (the "Indemnifying Party"), give notice to the Indemnifying Party of the Claim within twenty (20) days after receiving notice thereof, but the failure to notify the Indemnifying Party within such time period will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice.

         (b) If any Claim referred to in Section 10.4(a) is brought against an Indemnified Party and the Indemnified Party gives notice thereof to the Indemnifying Party, the Indemnifying Party will be entitled to participate in the defense of such Claim and, to the extent that it wishes (unless the Indemnifying Party is also a party to such Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate), to assume the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Claim, other than reasonable costs of investigation, if reasonably necessary. If the Indemnifying Party assumes the defense of a Claim,
(i) no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnified Party's consent, which consent will not be unreasonably withheld, delayed or conditioned, unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Indemnified Party and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) subject to the foregoing, the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. In addition, if the Indemnifying Party chooses to assume the defense of a Claim, the Indemnified Party shall cooperate (at the reasonable expense of the Indemnifying Party) in such defense, which cooperation shall include the retention and the provision to the Indemnifying Party of records and information which are reasonably relevant to such defense, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, including providing such employees to serve as witnesses. If notice is given to an Indemnifying Party of any Claim and the Indemnifying Party does not, within twenty (20) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Claim, the Indemnifying Party will be bound by any determination made in such Claim or any compromise or settlement effected by the Indemnified Party.

         (c) For so long as the Indemnifying Party is contesting any Claim in good faith, the Indemnified Party shall not pay, compromise or settle any such Claim. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Claim, but the Indemnifying Party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld, delayed or conditioned).

         (d) Notwithstanding the provisions of this Section 10.4, and except as otherwise provided in Section 10.9, the Companies, through their inside counsel, shall continue to handle certain routine cases (i.e., those involving claims arising in the Ordinary Course of Business of the Companies and involving claims of a nature and amount as are being handled by such inside counsel as of the date of this Agreement) that are currently pending or that may arise after the Closing Time that are subject to the indemnification obligations of Insignia and IESG hereunder. No compromise or settlement of such Claim may be effected by the Buyer without Insignia and IESG's consent, which consent will not be unreasonably withheld, delayed or conditioned, unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Insignia and IESG and no effect on any other claims that may be made against Insignia and IESG and (ii) the sole relief provided is monetary damages that are paid in full by the Buyer; and, subject to the foregoing, Insignia and IESG will have no liability with respect to any compromise or settlement of such claims effected without its consent. IESG shall reimburse Buyer for all out-of-pocket expenses reasonably incurred by the Companies in connection with the handling of such cases.

         10.5   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party Claim may be asserted by notice to the party from whom indemnification is sought.

         10.6   INDEMNITY LIMITATIONS--INSIGNIA AND IESG

         (a) Insignia and IESG will have no liability (for indemnification or otherwise) under Section 10.2(a), (d) or (e) until the aggregate of all Buyer Losses with respect to such matters exceeds $350,000; provided, however, that if the total of the Buyer Losses exceeds $350,000, Insignia and IESG shall be liable for the total amount of all Buyer Losses from the first dollar thereof, and not merely the amount by which such Buyer Losses exceeds $350,000. Notwithstanding the foregoing general limitation or any other provision of this Agreement which may be to the contrary, this Section 10.6(a) shall not apply to the costs and obligations allocated to Insignia and IESG under Article 2 or
Section 10.9 hereof.

         (b) Notwithstanding anything in this Agreement to the contrary, the aggregate Buyer Losses for which Insignia and IESG shall be liable under this
Section 10 shall be limited to the aggregate Purchase Price actually received by the Seller Parties.

         (c) If any Buyer Losses arise out of any real estate transaction entered into by or on behalf of any of the Companies in the Ordinary Course of Business either prior to or at any time after the Closing, to the extent that Buyer or any of the Companies receive or are entitled to receive and retain the commissions or other revenues attributable to such transaction after the Closing then, except to the extent that Insignia or IESG had Knowledge of such claim prior to the Closing, was under an obligation to disclose the same, and failed to disclose the same, the liability of Insignia and IESG (for indemnification or otherwise) for any Buyer Losses with respect to such real estate transactions shall be offset by the amount of such commissions or other revenues received by Buyer or the Companies attributable to such transaction after the Closing.

         10.7   INDEMNITY LIMITATIONS--BUYER

         (a) Buyer will have no liability (for indemnification or otherwise) under Section 10.3(a) until the total amount of all Seller Losses with respect to such matters exceeds $350,000; provided, however, that if the total of the Seller Losses exceeds $350,000, Buyer shall be liable for the total amount of all Seller Losses from the first dollar thereof, and not merely the amount by which such Seller Losses exceed $350,000. Notwithstanding the foregoing general limitation or any other provision of this Agreement seemingly to the contrary, this Section 10.7(a) shall not apply to the obligations of Buyer under Article 2.

         (b) Notwithstanding anything in this Agreement to the contrary, the aggregate Damages for which Buyer shall be liable under this Section 10.7 shall be limited to the aggregate Purchase Price actually paid to the Seller Parties.

         10.8   EFFECT OF INSURANCE PROCEEDS RECEIVED; SUBROGATION

         (a) The amount of any indemnification payable under this Article 10 shall be net of the receipt of insurance proceeds to the extent that such proceeds are actually received (or any reservation of rights is resolved) and specifically related to the claim otherwise covered by the indemnity provisions herein to the Indemnified Party under a policy of insurance covering the loss giving rise to the claim. The parties agree to respond within a reasonable time to any inquiry by the other parties as to the status of any such insurance payment.

         (b) An Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Parties as against any other Persons with respect to any Buyer Loss or Seller Loss, as applicable, paid by the Indemnifying Party under Section 10.2 or 10.3, as applicable.

         10.9   CERTAIN CONTINUING LITIGATION

         Notwithstanding anything to the contrary contained in this Article 10, but subject to the provisions of Sections 10.2, 10.4, 10.5, 10.6 and 10.8, IESG shall assume and retain authority and responsibility for all negotiations and all litigation with respect to those matters set forth on Schedule 10.9, including selection of counsel of its choice to represent the Companies in any negotiations and litigation. In addition to the foregoing, IESG shall have the right, but not the obligation, to assume and retain authority and responsibility for all negotiations and all litigations for which a Claim is filed following the Closing and which would otherwise be the subject of indemnification pursuant to Section 10.2(c) hereof (each, an "Additional Litigation Matter"). Upon the filing of any Claim relating to an Additional Litigation Matter Buyer shall promptly notify IESG in writing of such Claim, describing such Claim in reasonable detail. IESG shall notify Buyer, within twenty (20) days of receipt of written notice of an Additional Litigation Matter, whether or not IESG intends to assume the defense of such Additional Litigation Matter. IESG shall diligently attempt to resolve all such litigation matters set forth on Schedule
10.9 hereto and any Additional Litigation for which IESG has agreed to assume the defense of, and IESG shall be responsible for payment of all legal fees, costs, and expenses in connection with such matters, including IESG's legal fees and expenses and the reasonable legal fees and expenses of Buyer to the extent necessary to advise Buyer with respect to settlement of such matters. IESG agrees to keep Buyer reasonably informed in a timely manner of the status of all items in Schedule 10.9 and any Additional Litigation Matter assumed by IESG, including all negotiation and litigation strategy with respect to the matters. In addition Buyer shall, and shall cause the Companies to, cooperate in such defense, which cooperation shall include the retention and the provision to IESG of records and information which are reasonably relevant to such defense, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, including providing such employees to serve as witnesses, and IESG shall reimburse Buyer and the Companies for any reasonable out-of-pocket expenses incurred by Buyer or the Companies in connection therewith. No compromise or settlement of such claims may be effected by IESG without the Buyer's consent (which consent Buyer agrees not to unreasonably withhold, delay or condition), unless (i) there is no finding or admission of any rights of any person and no effect on other claims that may be made against either Company, and (ii) the sole relief provided is monetary damages that are paid in full by IESG. No compromise or settlement of such claims may be effected by Buyer without the IESG's consent (which consent IESG agrees not to unreasonably withhold, delay or condition), unless (i) there is no finding or admission of any rights of any person and no effect on other claims that may be made against any of the Seller Parties, if any Seller Party is responsible therefor, either of the Companies, and (ii) the sole relief provided is monetary damages that are paid in full by Buyer.

         10.10  TIME LIMITATION

         If the Closing occurs, Insignia and IESG will have no liability for indemnification under Section 10.2(d) or Section 10.2(e) hereof unless on or before the third (3rd) anniversary of the Closing Date, the Indemnifying Parties shall have been notified of such Claim with reasonable specificity, with a non-binding estimate of the amount of the damages thereunder, if practicable, and the Claim shall have been submitted to arbitration or filed as applicable within one hundred eighty (180) days after the otherwise applicable expiration date of the survival period, and such Claim shall not have been finally resolved before the expiration of such survival period, any such Claim shall continue to survive and shall remain a basis for indemnity as to such Claim until such Claim is finally resolved.

11.      GENERAL PROVISIONS

         11.1   EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants; provided, however, that Buyer and Insignia each have paid 50% of the statutory filing fee required by the HSR Act. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         11.2   MANDATORY ARBITRATION

         (a) Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort (but excluding the enforcement of specific relief under Section 2.8(a) hereof, which shall be resolved in the manner prescribed therein and disputes under Section 2.8 hereof, all of which shall be governed by the terms thereof), shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable New York law), the rules of practice and procedure for the arbitration of commercial disputes of the AAA, and the "Special Rules" set forth in paragraph (b) below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

         (b) The following shall constitute the "Special Rules" which shall be applicable to any arbitration commenced under this Agreement: (i) the arbitration shall be conducted in New York, New York, and administered by AAA, who will appoint an arbitrator; (ii) all arbitration hearings will be commenced within 90 days of the demand for arbitration, provided that, the arbitrator shall, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days; (iii) the costs and expenses of the arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne by the party or parties determined by the arbitrator, who shall, in making such determination, take into account the relative merits of the positions contended by the parties and the good faith efforts of the parties in attempting to settle the matter without resort to arbitration, but the arbitrator shall not take into consideration the relative ability of the parties to pay such fees, costs, and expenses.

         11.3   CONFIDENTIALITY; PUBLIC ANNOUNCEMENT

         (a) Unless consented to by IESG, on the one hand, or Buyer, on the other hand in advance in writing or required by Legal Requirements, prior to the Closing, Buyer and the Seller Parties, respectively, shall, and shall cause each of their Subsidiaries and Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. No public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued prior to the Closing, except as required by applicable federal securities law or the rules of the New York Stock Exchange or the NASDAQ, and such announcement will be made, if at all, at such time and in such manner as Buyer and IESG jointly determine. Notwithstanding the foregoing, if any party hereto is, in the opinion of its legal counsel, required by any Legal Requirement or the rules or regulations of the New York Stock Exchange or NASDAQ to make a public announcement regarding this Agreement or the Contemplated Transactions, then such party may make or issue the legally required public announcement without any liability hereunder and shall promptly furnish the other parties hereto with a copy thereof.

         (b) IESG and Buyer will use their Best Efforts to consult with each other concerning the means by which the Companies' Employees, clients, customers, and others having dealings with the Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication to the extent practicable. Buyer and IESG will cooperate with and assist each other in the preparation of anticipatory press releases and public announcements.

         11.4   NOTICES

         All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or facsimile numbers (as applicable) set forth within
Section 11.4 (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

         (a)    If to any Seller Party, to:

                           Insignia Financial Group, Inc.
                           102 Woodmont Boulevard, Suite 400
                           Nashville, Tennessee  37205
                           Telephone:  (615) 783-1000
                           Facsimile:  (615) 783-1099
                           Attention:  Frank M. Garrison, Office of the Chairman

and to:                    Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, New York  10166
                           Telephone:  (212) 984-8000
                           Facsimile:  (212) 984-8040
                           Attention:  General Counsel & Secretary
                           with copy to:
                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York  10022
                           Telephone:  (212) 872-1000
                           Facsimile:  (212) 872-1002
                           Attention:  Steven H. Scheinman

(b)      If to Buyer, to:


                           Montauk Battery Realty, LLC
                           110 Walt Whitman  Road
                           Huntington Station, New York  11746
                           Telephone: (631) 549-7401
                           Facsimile: (631) 547-1808
                           Attention: Dorothy Herman

                           with copy to:

                           Certilman, Balin, Adler & Hyman, LLP
                           90 Merrick Avenue
                           East Meadow, NY 11554
                           Telephone: (516) 296-7000
                           Facsimile: (516) 296-7111
                           Attention: Brian Ziegler


                           and a copy to:

                           New Valley Corporation
                           100 S.E. Second Street
                           32nd Floor
                           Miami, FL 33131
                           Telephone: (305) 579-8000
                           Facsimile: (305) 579-8001
                           Attention: Richard J. Lampen

                           and a copy to

                           Prudential Real Estate Financial Services of America, Inc.
                           3333 Michelson Drive
                           Suite 1000
                           Irving, CA 92612
                           Telephone: (949) 794-4738
                           Facsimile: (949) 794-7030
                           Attention: Andrew Downs



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

                           and a copy to:

                           Gibson Dunn & Crutcher
                           Jamboree Center
                           4 Park Plaza, Suite 1400
                           Irvine, CA 92614-8557
                           Telephone: (949) 451-3895
                           Facsimile: (949) 475-4634
                           Attention: Teresa Farrell


         11.5   JURISDICTION

         Subject to the terms of Section 11.2, any action or proceeding seeking to enforce any provision hereof or based on any right arising out of this Agreement shall be brought against any of the parties in the courts of the State of New York, County of New York or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.6   FURTHER ASSURANCES

         The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the Contemplated Transactions and the intent of this Agreement and the documents referred to in this Agreement.

         11.7   WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8   ENTIRE AGREEMENT; MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Insignia, dated February 6, 2003), other than the Confidentiality Agreement between Prudential Long Island Realty, New Valley Real Estate Corporation and Insignia, dated as of December 19, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement shall expire on the Closing Date; and, together with the Confidentiality Agreement, this Agreement constitutes (along with the Exhibits and Schedules referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9   ASSIGNMENTS; SUCCESSORS; NO THIRD-PARTY RIGHTS

         (a) No party may assign any of its rights under this Agreement without the prior written consent of the other parties hereto. Subject to the provisions of this Section 11.9, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the personal representatives, executors, successors, and permitted assigns of the parties. Except as provided in Section 10 hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as provided in Article 10 hereof, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         (b) Notwithstanding Section 11.9(a), following the Closing Date, any party may assign its rights under this Agreement to any Person that acquires all or substantially all of the assets of the assigning party, subject to the following conditions: (i) the assigning party shall give each of the other parties hereto ten (10) days notice prior to the effective date of such assignment and (ii) the assigning party shall deliver to each other party hereto an instrument, duly executed by the assigning party and the assignee, pursuant to which the assignee agrees to assume and be bound by all of the obligations of the assigning party hereunder. No such assignment shall relieve any assigning party of any of such party's obligations or liabilities hereunder.

         (c) Notwithstanding Section 11.9(a), Buyer may, upon notice to the Seller Parties, grant a security interest in its contract rights pursuant to this Agreement to The Prudential Real Estate Financial Services of America, Inc. in connection with the financing of the Purchase Price hereunder.

         (d) In the event that any of Insignia, IESG or the Buyer shall sell or transfer all or substantially all of its respective assets to any Person, Insignia, IESG or the Buyer, as applicable, shall require, as a condition to such sale or transfer, that the purchaser or transferee of its assets execute and deliver to each other party hereto an instrument pursuant to which the purchaser or transferee agrees to assume and be bound by all of the obligations of the assigning party hereunder. No such assignment shall relieve any assigning party of any of such party's obligations or liabilities hereunder.

         (e) Notwithstanding Section 11.9(b), (c) or (d), in the event Buyer assigns this Agreement or any of its rights hereunder, or Buyer's contract rights hereunder are acquired by any Person following an enforcement of the security interest under Section 11.9(c), then, immediately upon such assignment or acquisition, Buyer shall cause the Companies to pay to Edward and Howard Milstein (or their assignee) the Milstein Contingent Payment Obligations, not to exceed the sum of $4,000,000 (plus any interest payable thereon as a result of the late payment thereof) less any amount paid after the Closing Date to Edward and Howard Milstein (or their assignee) pursuant to Section 2.11(e)(i) hereof.

         (f) The assets which comprise the Real Estate Investment Assets (as such term is defined in the Merger Agreement) of Insignia and IESG shall not be deemed assets of Insignia or IESG for purposes of determining whether IESG or Insignia has sold "all or substantially all of its assets" pursuant to this
Section 11.9.

         11.10  SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.11  SECTION HEADINGS; SCHEDULES; CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All references to "Schedules" refer to the numbered Schedules attached to this Agreement, and all references to "Exhibits" refer to the numbered Exhibits attached to this Agreement, all of which Schedules and Exhibits are hereby incorporated into this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgement that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall be construed neutrally in accordance with their plain meaning; and the construction and interpretation thereof shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted. Notwithstanding anything to the contrary contained in this Agreement, IRG shall not be considered a "Seller Party" for purposes of determining any obligation or covenant to be performed pursuant to this Agreement by the Seller Parties from and after the Closing. Any obligations of IESG hereunder shall be guaranteed by Insignia, which shall be deemed a guaranty of payment, and not of collection.

         11.12  GOVERNING LAW

         This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

         11.13  COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when executed and delivered by the parties hereto and taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         11.14  HSR ACT

         The parties acknowledge that they have made the required filing under the HSR Act with respect to the Contemplated Transactions and that the waiting period under the HSR Act has expired.



                            [SIGNATURE PAGES FOLLOW]

031487.0003  NEW YORK  369363

031487.0003  NEW YORK  369363


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                    INSIGNIA:

                                    INSIGNIA FINANCIAL GROUP, INC.


                                    By:     /s/ Frank M. Garrison
                                          --------------------------------------
                                          Frank M. Garrison
                                          Office of the Chairman


                                    IESG:

                                    INSIGNIA/ESG, INC.


                                    By:     /s/ Frank M. Garrison
                                          --------------------------------------
                                          Frank M. Garrison
                                          Vice President


                                    IRG

                                    INSIGNIA RESIDENTIAL GROUP, LLC

                                    By:   Insignia/ESG, Inc., its Manager

                                    By:  /s/ Frank M. Garrison
                                       -----------------------------------------
                                          Frank M. Garrison
                                          Vice President


                                    INSIGNIA IP:

                                    INSIGNIA IP INC.

                                    By:  /s/ Frank M. Garrison
                                       -----------------------------------------
                                          Frank M. Garrison
                                          Vice President

                                    BUYER:

                                    MONTAUK BATTERY REALTY, LLC


                                    By:  Richard J. Lampen
                                       -----------------------------------------
                                         Richard J. Lampen
                                         Manager